Exhibit 10.1

INVESTMENT AGREEMENT

dated as of April 29, 2010

among

PACIFIC CAPITAL BANCORP,

PACIFIC CAPITAL BANK, NATIONAL ASSOCIATION

and

SB ACQUISITION COMPANY LLC

	TABLE OF CONTENTS

	ARTICLE I

	PURCHASE; CLOSING

1.1	Purchase.................................................................................................................................................................................	2
1.2	Closing...................................................................................................................................................................................	2

	ARTICLE II

	REPRESENTATIONS AND WARRANTIES

2.1	Disclosure...............................................................................................................................................................................	6
2.2	Representations and Warranties of the Company and the Bank.................................................................................................	7
2.3	Representations and Warranties of Purchaser...........................................................................................................................	29

	ARTICLE III

	COVENANTS

3.1	Filings; Other Actions...............................................................................................................................................................	31
3.2	Access, Information and Confidentiality....................................................................................................................................	33
3.3	Conduct of the Business...........................................................................................................................................................	33
3.4	Acquisition Proposals...............................................................................................................................................................	38
3.5	NASDAQ Approval................................................................................................................................................................	39
3.6	Recapitalization........................................................................................................................................................................	39
3.7	D&O Indemnification...............................................................................................................................................................	40
3.8	Notice of Developments...........................................................................................................................................................	40

	ARTICLE IV

	ADDITIONAL AGREEMENTS
4.1	Governance Matters................................................................................................................................................................	40
4.2	Legend....................................................................................................................................................................................	41
4.3	Reservation for Issuance..........................................................................................................................................................	41
4.4	Indemnity................................................................................................................................................................................	41
4.5	Exchange Listing......................................................................................................................................................................	43
4.6	Registration Rights...................................................................................................................................................................	43
4.7	Certificate of Determination.....................................................................................................................................................	43
4.8	Rights Offering........................................................................................................................................................................	43

i

	ARTICLE V

	TERMINATION

5.1	Termination................................................................................................................................................................................	44
5.2	Effects of Termination.................................................................................................................................................................	45
5.3	Fees...........................................................................................................................................................................................	45

	ARTIVLE VI

	MISCELLANEOUS

6.1	Survival......................................................................................................................................................................................	46
6.2	Expenses....................................................................................................................................................................................	46
6.3	Amendment; Waiver...................................................................................................................................................................	47
6.4	Counterparts and Facsimile.........................................................................................................................................................	47
6.5	Governing Law...........................................................................................................................................................................	47
6.6	WAIVER OF JURY TRIAL......................................................................................................................................................	47
6.7	Notices......................................................................................................................................................................................	47
6.8	Entire Agreement, Assignment....................................................................................................................................................	49
6.9	Interpretation; Other Definitions..................................................................................................................................................	49
6.10	Captions....................................................................................................................................................................................	50
6.11	Severability................................................................................................................................................................................	50
6.12	No Third Party Beneficiaries......................................................................................................................................................	50
6.13	Time of Essence........................................................................................................................................................................	50
6.14	Certain Adjustments..................................................................................................................................................................	50
6.15	Public Announcements...............................................................................................................................................................	50
6.16	Specific Performance; Limitation on Damages............................................................................................................................	50

INDEX OF DEFINED TERMS

Term	Location of Definition

409A Plan	2.2(s)(8)
Acquisition Proposal	3.4(b)
Affiliate	6.9(a)
Agencies	2.2(w)(5)
Agency	2.2(w)(5)
Agreement	Preamble
Articles of Incorporation	Recitals
Authorizations	2.2(a)(1)
Bank	Preamble
Bank Charter	2.2(a)(2)
beneficial owner	6.9(g)
beneficially own	6.9(g)
Benefit Plan	2.2(s)(1)
BHCA	1.2(c)(2)(G)(ii)
Burdensome Condition	1.2(c)(2)(G)(ii)
business day	6.9(e)
California Secretary	Recitals
Capitalization Date	2.2(b)
CERCLA	2.2(v)
Certificate of Determination	Recitals
Closing	1.2(a)
Closing Date	1.2(a)
Common Stock	Recitals
Company	Preamble
Company 10-K	2.1(c)
Company Insurance Policies	2.2(x)
Company Preferred Stock	2.2(b)
Company Recommendation	3.1(b)
Company Reports	2.2(h)(1)
Company Significant Agreement	2.2(m)
Company’s knowledge	6.9(h)
Confidentiality Agreement	3.2(b)
control	6.9(a)
controlled by	6.9(a)
Conversion Shares	2.2(o)
Convertible Preferred Stock	Recitals
DIF	2.2(a)(2)
Disclosure Schedule	2.1(a)
ERISA	2.2(s)(1)
ERISA Affiliate	2.2(s)(1)
Exchange Act	2.2(h)(1)
Existing D&O Policies	1.2(c)(2)(J)(i)
Expense Agreement	6.2
Expense Reimbursement	6.2
FDIC	2.2(a)(2)

Federal Reserve	1.2(c)(1)(B)
GAAP	2.2(g)
Governmental Entity	1.2(c)(1)(A)
herein	6.9(d)
hereof	6.9(d)
hereunder	6.9(d)
include	6.9(c)
included	6.9(c)
includes	6.9(c)
including	6.9(c)
Indemnified Party	4.4(c)
Indemnifying Party	4.4(c)
knowledge of the Company	6.9(h)
Legacy Shareholder	4.8
Liens	1.2(b)(1)
Loans	2.2(w)(1)
Losses	4.4(a)
Material Adverse Effect	2.1(b)
NASDAQ	1.2(c)(2)(K)
NASDAQ Approval	1.2(c)(2)(K)
or	6.9(b)
person	6.9(f)
Pool	2.2(w)(8)
Pre-Closing Period	3.3(a)
Previously Disclosed	2.1(c)
Proprietary Rights	2.2(y)
Purchase Price	1.2(b)(2)
Purchased Shares	1.1
Purchaser	Preamble
Recapitalization	Recitals
Record Date	4.8
Registration Rights Agreement	4.6
Regulatory Agreement	2.2(u)
Representatives	3.4(a)
Required Approvals	2.2(f)
Rights	4.8
Rights Offering	4.8
SEC	2.1(c)
Securities Act	2.2(h)(1)
Shareholder Proposal	3.1(b)
SRO	2.2(h)(1)
Subsidiaries	2.2(a)(1)
Subsidiary	2.2(a)(1)
Tax Return	2.2(j)
Taxes	2.2(j)
Termination Fee	5.3(d)
under common control with	6.9(a)

VA	2.2(w)(5)
Voting Debt	2.2(b)

v

LIST OF SCHEDULES AND EXHIBITS

Schedule A	List of Subsidiaries
Schedule B	List of Applicants

Exhibit A	Form of Preferred Stock Certificate of Determination
Exhibit B	The Recapitalization
Exhibit C	Registration Rights Term Sheet

INVESTMENT AGREEMENT, dated as of April 29, 2010 (this “Agreement”), among Pacific Capital Bancorp, a corporation organized under the laws of the State of California (the “Company”), Pacific Capital Bank, National Association, a banking subsidiary of the Company organized under the laws of the United States of America (the “Bank”), and SB Acquisition Company LLC, a Delaware limited liability company (“Purchaser”).

RECITALS:

A.        Purchaser.  Purchaser is a wholly owned subsidiary of Ford Financial Fund, L.P. formed for the purpose of making the investment described herein;

B.        The Investment.  The Company intends to issue and sell to Purchaser, and Purchaser intends to purchase from the Company, as an investment in the Company, (i) 225,000,000 shares of common stock, no par value, of the Company (the “Common Stock”) and (ii) 455,000 shares of mandatorily convertible participating voting preferred stock, no par value, of the Company, having the terms set forth in Exhibit A (the “Convertible Preferred Stock”), in each case on the terms and conditions described herein.  Each share of Common Stock will be sold to Purchaser at a purchase price of $0.20 per share, and each share of Convertible Preferred Stock will be sold to Purchaser at a purchase price of $1,000 per share and shall be convertible into a number of shares of Common Stock equal to the liquidation preference divided by $0.20 (subject to anti-dilution adjustments set forth in the Certificate of Determination (defined herein));

C.        Recapitalization Transactions.  In connection with the investment by Purchaser, the Company and the Bank shall effect a recapitalization involving: (i) the Company’s $67,330,000 aggregate principal amount of Trust Preferred Securities; (ii) the Bank’s $121,000,000 aggregate principal amount of subordinated debt instruments; and (iii) the Company’s Series B Fixed Rate Cumulative Perpetual Preferred Stock, aggregate liquidation preference $180,634,000, and related warrants to purchase shares of Common Stock (the “Recapitalization”).  The terms of the Recapitalization are set forth in Exhibit B attached hereto;

D.        Articles of Incorporation Amendment.   The Company intends to amend its Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and its bylaws, in form and substance reasonably satisfactory to Purchaser, to give effect to the transactions contemplated by this Agreement; and

E.         Certificate of Determination.  When issued and purchased in accordance with the terms of this Agreement, the Convertible Preferred Stock will be evidenced by a share certificate incorporating the terms set forth in a certificate of determination for the Convertible Preferred Stock, substantially in the form attached as Exhibit A (the “Certificate of Determination”).  The Certificate of Determination will be made a part of the Articles of Incorporation by the filing of the Certificate of Determination with the California Secretary of State, Business Programs Division (the “California Secretary”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING

1.1     Purchase.  On the terms and subject to the conditions set forth herein, at the Closing, Purchaser will purchase from the Company, and the Company will issue and sell to Purchaser, 225,000,000 shares of Common Stock and 455,000 shares of Convertible Preferred Stock (together, the “Purchased Shares”).  In the event that, as part of the Recapitalization, the Company issues shares of Common Stock or securities convertible into Common Stock, the number of Purchased Shares (and the allocation among Common Stock and Convertible Preferred Stock) will be appropriately adjusted such that after giving effect to the Closing and the other transactions contemplated hereby, the pro forma common equity ownership percentage of Purchaser in the Company (assuming the conversion in full of the Convertible Preferred Stock and any convertible securities issued as part of the Recapitalization) is the same as if no shares of Common Stock or securities convertible into Common Stock were issued as part of the Recapitalization.

1.2     Closing.

(a)                The closing of the purchase and sale of the Purchased Shares referred to in Section 1.1 (the “Closing”) shall occur at 10:00 a.m., New York City time, on the first business day after the satisfaction or, if permissible, waiver (by the party entitled to grant such waiver) of the conditions to the Closing set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP located at Four Times Square, New York, New York 10036 or such other date or location as agreed by the parties.  The date of the Closing is referred to as the “Closing Date.”

(b)               Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to the Closing set forth in Section 1.2(c), at the Closing:

(1)               the Company will deliver to Purchaser (A) the Expense Reimbursement in accordance with Section 6.2 hereof, by wire transfer of immediately available funds to an account or accounts designated by Purchaser, and (B) the Purchased Shares, in all cases in the case of this clause (B), as evidenced by one or more certificates dated the Closing Date and bearing the appropriate legends as herein provided for and free and clear of all liens, charges, encumbrances and security interests of any kind or nature whatsoever (other than restrictions on transfer imposed by applicable securities laws) (collectively, “Liens”);

(2)               Purchaser will deliver to the Company, by wire transfer of immediately available funds to an account or accounts designated by the Company, an amount equal to the sum of (A) $0.20 multiplied by the number of shares of Common Stock included in the Purchased Shares, and (B) $1,000 multiplied by the number of shares of Convertible Preferred Stock included in the Purchased Shares (the “Purchase Price”); and

(3)               The Company will contribute an amount not less than $475,000,000 (or such lesser amount agreed to by Purchaser) to the Bank by wire transfer of funds available upon receipt of the Purchase Price.

(c)                Closing Conditions.  (1)  The obligation of Purchaser, on the one hand, and the Company and the Bank, on the other hand, to effect the Closing is subject to the fulfillment or written waiver by Purchaser, the Company and the Bank prior to the Closing of the following conditions:

(A)             no provision of any applicable law or regulation and no judgment, injunction, order or decree of any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign (each, a “Governmental Entity”) shall prohibit the Closing or shall prohibit or restrict Purchaser or its Affiliates from owning or voting any Purchased Shares (or any shares of Common Stock issuable upon conversion thereof) or converting any shares of Convertible Preferred Stock into Common Stock pursuant to the terms of the Certificate of Determination (except any limitation on the number of authorized shares of Common Stock set forth in the Articles of Incorporation prior to approval of the Stockholder Proposal (as defined herein)), and no lawsuit or formal administrative proceeding shall have been commenced by any Governmental Entity seeking to effect any of the foregoing; and

(B)              Any Required Approvals (as defined herein) of the Office of the Comptroller of the Currency and the Board of Governors of the Federal Reserve System (the “Federal Reserve”) required to consummate the transactions contemplated by this Agreement shall have been made or obtained and shall be in full force and effect as of the Closing Date.

(2)               The obligation of Purchaser to purchase the Purchased Shares at the Closing is also subject to the fulfillment or written waiver by Purchaser prior to the Closing of each of the following conditions:

(A)             Each of the Company and the Bank shall have performed in all material respects all obligations required to be performed by it at or prior to Closing;

(B)              All representations and warranties of the Company and the Bank contained in this Agreement shall be true and correct (without regard to materiality or Material Adverse Effect qualifiers contained therein), both individually and in the aggregate, except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not be reasonably expected to have a

Material Adverse Effect (other than the representations and warranties set forth in Sections 2.2(a), (b), (c), (d)(1), (d)(2)(A)(i), (d)(2)(B), (f), (g), (k)(4), (o), (p)(1), (z), (aa) and (bb), which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation and warranty expressly relates to a specified earlier date, in which case such representation and warranty need only be true and correct as of such specified earlier date);

(C)              Purchaser shall have received a certificate signed on behalf of each of the Company and the Bank by a senior executive officer certifying to the effect that the conditions set forth in Sections 1.2(c)(2)(A) and (B) have been satisfied;

(D)             Except as Previously Disclosed, since March 31, 2010, no fact, event, change, condition, development, circumstance or effect shall have occurred that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect (as defined herein);

(E)              As measured immediately prior to the Closing, core deposits (i.e., money market, demand, checking, savings and transactional accounts for retail customers) of the Bank shall not have decreased more than 10.0% from the amount thereof as of March 31, 2010;

(F)               The Recapitalization shall have been completed in all respects in accordance with the terms set forth in Exhibit B;

(G)      (i)     (A) No Required Approval issued by any Governmental Entity shall impose or contain any restraint, condition or requirement, and (B) no law, regulation, policy, interpretation or guidance shall have been enacted, issued, promulgated, enforced or entered by a Governmental Entity since the date of this Agreement, that, in the case of clause (A) and clause (B), individually or in the aggregate, is adverse to Purchaser or any of its Affiliates in any material respect (in the case of clause (B), “adverse” shall mean reducing the benefit or increasing the burden of the transactions contemplated hereby), as determined by Purchaser in its sole good faith judgment, and

                                                                                                                 (ii)         no Required Approval shall impose any material restrictions on, require any material changes to the governance or other fund documents of or impose any capital or other material requirements on, Purchaser or any of its present or former Affiliates (other than, solely with respect to those entities listed on Schedule B, those restrictions, changes or requirements that, in the sole good faith judgment of Purchaser, would be commonly imposed as a result of any such entity becoming subject to regulation as a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the “BHCA”)) (any restraint, condition, change, requirement, law, regulation, policy, interpretation or guidance of the type described in clauses (i) and (ii), a “Burdensome Condition”).

(H)             Purchaser shall have determined in its sole good faith judgment that the purchase of the Purchased Shares and the consummation of the transactions contemplated by this Agreement will not result in any present or former Affiliate of Purchaser (other than those entities listed on Schedule B) being deemed to control the Company or the Bank for purposes of the BHCA or the cross-guaranty liability provisions of the Federal Deposit Insurance Act or otherwise being regulated as a bank holding company within the meaning of the BHCA;

(I)        Each of Messrs. Gerald J. Ford and Carl B. Webb shall have been appointed to the Board of Directors of each of the Company and the Bank, effective as of the Closing;

(J)         (i)     The existing directors and officers liability and errors and omissions insurance policies of the Company, the Bank and any Subsidiary (the “Existing D&O Policies”) shall remain in full force and effect as of the date of this Agreement and shall continue in full force and effect until they expire upon the expiration dates set forth in Section 2.2(x) of the Company Disclosure Schedule and the insurers thereunder shall have provided to the Company an endorsement in writing to the effect that neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement shall result in a termination of such policies, or a reduction in coverage of any such policies; or

                                                                                                                 (ii)         the Company shall have obtained a policy (or policies) of directors and officers liability and errors and omissions insurance coverage with insurance carriers believed to be financially sound and reputable with coverage substantially identical to the coverage provided by the Existing D&O Policies.

(K)       The Company shall have received the approval of the NASDAQ Stock Market (“NASDAQ”) to issue the Purchased Shares without the approval of the Company’s shareholders in reliance on Rule 5635(f) of the NASDAQ Stock Market Listing Rules (the “NASDAQ Approval”), and such NASDAQ Approval shall be in full force and effect;

(L)              The shares of Common Stock included in the Purchased Shares and the Conversion Shares (defined herein) shall have been authorized for listing on the NASDAQ or such other market on which the Common Stock is then listed or quoted, subject to official notice of issuance; and

(M)            The Company and Purchaser shall have entered into the Registration Rights Agreement pursuant to Section 4.6 of this Agreement, having the terms set forth in Exhibit C.

(3)               The obligations of the Company and the Bank to effect the Closing are subject to the fulfillment or written waiver by both of the Company and the Bank prior to the Closing of the following additional conditions:

(A)             Purchaser shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing;

(B)              All representations and warranties of Purchaser contained in this Agreement shall be true and correct (without regard to materiality or material adverse effect qualifiers contained therein) in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent any such representation and warranty expressly relates to a specified earlier date, in which case such representation and warranty need only be true and correct as of such specified earlier date, and except where the failure of any such representation or warranty to be true and correct would not, individually or in the aggregate, impair in any material respect the ability of Purchaser to consummate the transactions contemplated by this Agreement; and

(C)              The Company and the Bank each shall have received a certificate signed on behalf of Purchaser by a senior executive officer certifying to the effect that the conditions set forth in Sections 1.2(c)(3)(A) and (B) have been satisfied.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

2.1     Disclosure.  (a)  On or prior to the date hereof, the Company and the Bank delivered to Purchaser and Purchaser delivered to the Company and the Bank a schedule (a “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 with respect to the Company or the Bank, or in Section 2.3 with respect to Purchaser, or to one or more covenants contained in Article III.

(b)               As used in this Agreement, the term “Material Adverse Effect” means any fact, event, change, condition, development, circumstance or effect that, individually or in the aggregate, (1) is material and adverse to the business, assets, liabilities, properties, results of operations or financial condition of the Company, the Bank and the Subsidiaries, taken as a whole, other than any such fact, event, change, condition, development, circumstance or effect to the extent attributable to or resulting from (A) compliance with the terms of, or the taking of any action required by, this Agreement, (B) changes, after the date hereof, in laws, rules and regulations of general applicability or interpretations thereof by Governmental Entities or (C) changes in the market price or trading volumes of the Common Stock or the Company’s other securities (but not the underlying cause of such changes), except, in the case of the foregoing clause (B), to the extent any fact, event, change, condition, development, circumstance or effect of the type referred to therein, individually or in the aggregate, has or would reasonably be expected to have a disproportionate impact on the business, assets, liabilities, properties, operations or financial condition of the Company, the Bank and the Subsidiaries, taken as a whole, relative to other industry participants, or (2) would materially impair the ability of the Company or the Bank to perform its obligations under this Agreement or to consummate the Closing.

(c)                “Previously Disclosed” with regard to (1) a party means information set forth in its Disclosure Schedule, provided, however, that disclosure in any section of such Disclosure Schedule shall apply only to the indicated section of this Agreement except to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to another section of this Agreement, and (2) the Company or the Bank means information publicly disclosed by the Company in (A) its Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as filed by it with the Securities and Exchange Commission (“SEC”) on March 12, 2010, as amended on March 16, 2010 (the “Company 10-K”) or (B) any Current Report on Form 8-K filed or furnished by it with the SEC since January 1, 2010 and publicly available prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or other statements that are similarly non-specific and are predictive or forward-looking in nature).

2.2     Representations and Warranties of the Company and the Bank.  The Company and the Bank, jointly and severally, represent and warrant to Purchaser, as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date in which case as of such date), that, except as Previously Disclosed:

(a)                Organization and Authority.  (1)  The Company is, and at the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of California.  The Company is a bank holding company duly registered under the BHCA.  The Company has, and at the Closing Date will have, the power and authority (corporate, governmental, regulatory and otherwise) and has or will have all necessary approvals, orders, licenses, certificates, permits and other governmental authorizations (collectively, the “Authorizations”) to own or lease all of the assets owned or leased by it and to conduct its business in all material respects in the manner Previously Disclosed, and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.  The Company is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions (i) in which the nature of the activities conducted by the Company requires such qualification and (ii) in which the Company owns or leases real property, other than such failures that would not have any material impact on the Company.  The Articles of Incorporation of the Company comply in all material respects with applicable law.  A complete and correct copy of the Articles of Incorporation and bylaws of the Company, as amended and as currently in effect, has been delivered or made available to Purchaser.  The Company’s direct and indirect subsidiaries (other than the Bank) (each a “Subsidiary” and collectively the “Subsidiaries”) are listed on Schedule A to this Agreement.

(2)               The Bank is a wholly owned subsidiary of the Company and is a federally chartered bank duly organized, validly existing and in good standing under the National Bank Act. The deposit accounts of the Bank are insured up to applicable limits by the Deposit Insurance Fund (“DIF”), which is administered by the Federal Deposit Insurance Corporation (the “FDIC”), and no proceedings for the termination or revocation of such insurance are pending or, to the knowledge of the Company, threatened.  The Bank has the power and authority (corporate, governmental, regulatory and otherwise) and has or will have all necessary Authorizations to own or lease all of the assets owned or leased by it and to conduct its business in all material respects in the manner Previously Disclosed.  The Bank is duly licensed or qualified to do business and in good standing in all jurisdictions (i) in which the nature of the activities conducted by the Bank requires such qualification and (ii) in which the Bank owns or leases real property, other than such failures that would not have any material impact on the Bank. The charter (“Bank Charter”) of the Bank complies in all material respects with applicable law.  A complete and correct copy of the Bank Charter and the bylaws of the Bank, as amended and as currently in effect, has been delivered or made available to Purchaser.

(3)               Each of the Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each such Subsidiary has the power and authority (corporate, governmental, regulatory and otherwise) and has or will have all necessary Authorizations to own or lease all of the assets owned or leased by it and to conduct its business in all material respects as Previously Disclosed.  Each such Subsidiary is duly licensed or qualified to do business and in good standing as a foreign corporation or other legal entity in all jurisdictions (i) in which the nature of the activities conducted by such Subsidiary requires such qualification and (ii) in which such Subsidiary owns or leases real property, other than such failures that would not have any material impact on the Company.  The articles or certificate of incorporation, certificate of trust or other organizational document of each Subsidiary comply in all material respects with applicable law.  A complete and correct copy of the articles or certificate of incorporation or certificate of trust and bylaws of each Subsidiary (or similar governing documents), as amended and as currently in effect, has been delivered or made available to Purchaser.

(b)               Capitalization.  The authorized capital stock of the Company consists of 500,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, no par value, of the Company (the “Company Preferred Stock”).  As of the close of business on April 28, 2010 (the “Capitalization Date”), there were 46,792,006 shares of Common Stock outstanding and 180,634 shares of Company Preferred Stock outstanding.  Since the Capitalization Date and through the date of this Agreement, except in connection with this Agreement and the transactions contemplated hereby, and as set forth in Section 2.2(b) of the Company Disclosure Schedule, the Company has not (i) issued or authorized the issuance of any shares of Common Stock or Company Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Company Preferred Stock, (ii) reserved for issuance any shares of Common Stock or Company Preferred Stock or (iii) repurchased or redeemed, or authorized the repurchase or redemption of, any shares of Common Stock or Company Preferred Stock.  As of the close of business on the Capitalization Date, other than in respect of any Stock Option or other Equity Incentive Plan in respect of which an aggregate of 3,818,814 shares of Common Stock have been reserved for issuance, no shares of Common Stock or Company Preferred Stock were reserved for issuance.  All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable, and have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.  No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the shareholders of the Company may vote (“Voting Debt”) are issued and outstanding.  As of the date of this Agreement, except (i) pursuant to any cashless exercise provisions of any Company stock options or pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover tax withholding obligations under the Benefit Plans, (ii) the warrant to purchase up to 1,512,003 shares of Common Stock sold by the Company to the U.S. Department of the Treasury pursuant to that certain Letter Agreement and Securities Purchase Agreement dated as of November 21, 2008 and (iii) as set forth elsewhere in this Section 2.2(b), the Company does not have and is not bound by any outstanding subscriptions, options, calls, commitments or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).  Section 2.2(b) of the Company Disclosure Schedule sets forth a table listing the outstanding series of trust preferred and subordinated debt securities of the Company and the Bank and certain information with respect thereto, including the holders of such securities as of the date of this Agreement, and all such information is accurate and complete to the knowledge of the Company and the Bank.

(c)                Subsidiaries.  With respect to the Bank and each of the Subsidiaries, (i) all the issued and outstanding shares of such entity’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into or exchangeable for, or any contracts or commitments to issue or sell, shares of such entity’s capital stock, any other equity security or any Voting Debt, or any such options, rights, convertible securities or obligations.  Except as set forth in Section 2.2(c) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Bank and the Subsidiaries, free and clear of all Liens.  Except as set forth in Section 2.2(c) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any Person that is not a Subsidiary or the Bank.

(d)               Authorization.  (1)  Each of the Company and the Bank have the full legal right, corporate power and authority to enter into this Agreement and the other agreements referenced herein to which it will be a party and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the other agreements referenced herein to which it will be a party by the Company and the Bank and the consummation of the transactions contemplated hereby and thereby have been duly authorized by its Board of Directors.  This Agreement has been, and the other agreements referenced herein to which they will be a party, when executed, will be, duly and validly executed and delivered by the Company and the Bank and, assuming due authorization, execution and delivery by Purchaser, is and will be a valid and binding obligation of each of the Company and the Bank enforceable against each of the Company and the Bank in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).  No other corporate proceedings are necessary for the execution and delivery by the Company or the Bank of this Agreement and the other agreements referenced herein to which it will be a party, the performance by them of their obligations hereunder and thereunder or the consummation by them of the transactions contemplated hereby, subject, in the case of the authorization of conversion of the Convertible Preferred Stock, to receipt of the approval by the Company’s shareholders of the Shareholder Proposal.  The only vote of the shareholders of the Company required in connection with the amendment of the Articles of Incorporation to increase the number of authorized shares of Common Stock as described in Section 3.1(b) is the affirmative vote of the holders of not less than a majority of the outstanding Common Stock.  All shares of Common Stock outstanding on the record date for a meeting at which a vote is taken with respect to the Shareholder Proposal shall be eligible to vote on such proposal.

(2)               Neither the execution and delivery by the Company or the Bank of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Company or the Bank with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or result in the loss of any benefit or creation of any right on the part of any third party under, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Liens upon any of the material properties or assets of the Company, the Bank or any Subsidiary under any of the terms, conditions or provisions of (i) its certificate of incorporation or bylaws (or similar governing documents) or the certificate of incorporation, charter, bylaws or other governing instrument of any Subsidiary or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company, the Bank or any Subsidiary is a party or by which it may be bound, or to which the Company, the Bank or any Subsidiary or any of the properties or assets of the Company, the Bank or any Subsidiary may be subject, or (B) subject to compliance with the statutes and regulations referred to in Section 2.2(f), violate any law, statute, ordinance, rule, regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company, the Bank or any Subsidiary or any of their respective properties or assets.

(e)                Accountants.  Ernst & Young LLP, who has expressed its opinion with respect to the consolidated financial statements contained in the Company 10-K, are as of the date of such opinion registered independent public accountants, within the meaning of the Code of Professional Conduct of the American Institute of Certified Public Accountants, as required by the Securities Act and the rules and regulations promulgated thereunder and by the rules of the Public Accounting Oversight Board.

(f)                Consents.  Schedule 2.2(f) of the Company Disclosure Schedule lists all governmental and any other material consents, approvals, authorizations, applications, registrations and qualifications that are required to be obtained in connection with or for the consummation of the transactions contemplated by this Agreement (the “Required Approvals”).  Other than the securities or blue sky laws of the various states and the Required Approvals, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity or SRO, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company or the Bank of the transactions contemplated by this Agreement.

(g)               Financial Statements.  The Company has previously made available to Purchaser copies of (a) the consolidated statements of financial condition of the Company, the Bank and the Subsidiaries as of December 31 for the fiscal years 2008 and 2009, and the related consolidated statements of operations, of comprehensive income, of changes in shareholders’ equity, and of cash flows for the fiscal years 2007 through 2009, inclusive, as reported in the Company 10-K, in each case accompanied by the audit report of Ernst & Young LLP, and (b) the unaudited consolidated statements of financial condition of the Company, the Bank and the Subsidiaries as of March 31, 2010 and the related unaudited consolidated statements of operations, of comprehensive income, of changes in shareholders’ equity and of cash flows for the three-month periods ended

March 31, 2009 and March 31, 2010.  The December 31, 2009 consolidated statement of financial condition of the Company (including the related notes, where applicable) fairly presents in all material respects the consolidated financial position of the Company, the Bank and the Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 2.2(g) (including the related notes, where applicable) fairly present in all material respects, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will fairly present in all material respects (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations, comprehensive income, changes in shareholders’ equity, cash flows and the consolidated financial position of the Company, the Bank and the Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) in all material respects complies, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will comply, with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements to be filed by the Company with the SEC after the date of this Agreement will be, prepared in accordance with generally accepted accounting principles (“GAAP”) consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q.  The books and records of the Company, the Bank and the Subsidiaries in all material respects have been, and are being, maintained in accordance with applicable legal and accounting requirements and reflect only actual transactions.  Ernst & Young LLP has not resigned or been dismissed as independent public accountants of the Company as a result of or in connection with any disagreements with the Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(h)               Reports.  (1)  Since December 31, 2006, the Company, the Bank and each Subsidiary has timely filed all material reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with any Governmental Entity or self-regulatory organization (“SRO”) (the foregoing, collectively, the “Company Reports”) and has paid all material fees and assessments due and payable in connection therewith.  As of their respective dates of filing, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities or SROs.  To the knowledge of the Company, as of the date of this Agreement, there are no outstanding comments from the SEC or any other Governmental Entity or any SRO with respect to any Company Report.  In the case of each such Company Report filed with or furnished to the SEC, such Company Report did not, as of its date or if amended prior to the date of this Agreement, as of the date of such amendment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made in it, in light of the circumstances under which they were made, not misleading and complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  With respect to all other Company Reports, the Company Reports were complete and accurate in all material respects as of their respective dates, or the dates of their respective amendments.  No executive officer of the Company, the Bank or any Subsidiary has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.  Except for normal examinations conducted by a Governmental Entity or SRO in the regular course of the business of the Company, the Bank and the Subsidiaries, no Governmental Entity or SRO has initiated any proceeding or, to the knowledge of the Company, investigation into the business or operations of the Company, the Bank or any Subsidiary since December 31, 2006.  To the knowledge of the Company and the Bank, there is no unresolved violation, criticism or exception by any Governmental Entity or SRO with respect to any report or statement relating to any examinations of the Company, the Bank or any of the Subsidiaries.

(2)               The records, systems, controls, data and information of the Company, the Bank and the Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company, the Bank or the Subsidiaries or their accountants (including all means of access thereto and therefrom).  The Company (i) keeps books, records and accounts that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company, the Bank and the Subsidiaries, and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company, including the Bank and the Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the audit committee of the Board of Directors (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.  Since December 31, 2006, (A) none of the Company, the Bank or any Subsidiary or, to the knowledge of the Company or the Bank, any director, officer, employee, auditor, accountant or representative of the Company, the Bank or any Subsidiary has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company, the Bank or any Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company, the Bank or any Subsidiary has engaged in questionable accounting or auditing practices, and (B) no attorney representing the Company, the Bank or any Subsidiary, whether or not employed by the Company, the Bank or any Subsidiary, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company’s Board of Directors or any committee thereof or to any director or officer of the Company.  The Company is otherwise in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated thereunder.

(i)                 Properties and Leases.  The Company, the Bank and the Subsidiaries have good and marketable title to all real properties and all other properties and assets, tangible or intangible, owned by them, in each case free from Liens that would impair in any material respect the value thereof or interfere with the use made or to be made thereof by them in any material respect.  The Company, the Bank and the Subsidiaries own or lease all properties as are necessary to their operations as now conducted.  The Company, the Bank and the Subsidiaries hold all leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them in any material respect.  None of the Company, the Bank or any Subsidiary or, to the knowledge of the Company, any other party thereto is in default under any lease described in the immediately preceding sentence.  There are no condemnation or eminent domain proceedings pending, or to the knowledge of the Company, threatened in writing, with respect to any of the real properties necessary to the operations of the Company, the Bank and the Subsidiaries as now conducted.  None of the Company, the Bank or any of the Subsidiaries has, within the last two (2) years, made any material title claims, or has outstanding any material title claims, under any policy of title insurance respecting any parcel of real property.

(j)                 Taxes.  Except as set forth in Schedule 2.2(j) of the Company Disclosure Schedule, (1) each of the Company, the Bank and the Subsidiaries has duly and timely filed (including, pursuant to applicable extensions granted without penalty) all material Tax Returns required to be filed by it and all such Tax Returns are correct and complete in all material respects.  Each of the Company, the Bank and the Subsidiaries have paid in full all Taxes due or made adequate provision in the financial statements of the Company (in accordance with GAAP) for any such Taxes, whether or not shown as due on such Tax Returns; (2) no material deficiencies for any Taxes have been proposed, asserted or assessed against or with respect to any Taxes due by, or Tax Returns of, the Company, the Bank or any of the Subsidiaries which deficiencies have not since been resolved; and (3) there are no material Liens for Taxes upon the assets of either the Company, the Bank or the Subsidiaries except for statutory Liens for Taxes not yet due.  None of the Company, the Bank or any of the Subsidiaries has been a “distributing corporation” or a “controlled corporation” in any distribution occurring during the last two years in which the parties to such distribution treated the distribution as one to which Code Section 355 is applicable.  None of the Company, the Bank or any Subsidiary has engaged in any transaction that is the same as or substantially similar to a “reportable transaction” for United States federal income tax purposes within the meaning of Treasury Regulations section 1.6011-4.  None of the Company, the Bank or any of the Subsidiaries has engaged in a transaction of which it made disclosure to any taxing authority to avoid penalties under Section 6662(d) or any comparable provision of state, foreign or local law.  None of the Company, the Bank or any of the Subsidiaries has participated in any “tax amnesty” or similar program offered by any taxing authority to avoid the assessment of penalties or other additions to Tax.  The Company, the Bank and each of the Subsidiaries have complied in all respects with all requirements to report information for Tax purposes to any individual or taxing authority, and have collected and maintained all requisite certifications and documentation in valid and complete form with respect to any such reporting obligation, including, without limitation, valid Internal Revenue Service Forms W-8 and W-9.  No claim has been made by a Tax Authority in a jurisdiction where the Company, the Bank or any of the Subsidiaries, as the case may be, does not file Tax Returns that the Company, the Bank or any of such Subsidiaries, as the case may be, is or may be subject to Tax by that jurisdiction.  None of the Company, the Bank or any of the Subsidiaries has granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any Taxes or Tax Return that is outstanding, nor has any request for any such waiver or consent been made.  None of the Company, the Bank or any of the Subsidiaries has been or is in violation (or with notice or lapse of time or both, would be in violation) of any applicable Law relating to the payment or withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or any similar provisions of state, local or foreign law).  Each of the Company, the Bank and its Subsidiaries has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authority all amounts required to be so withheld and paid over for all periods under all applicable laws.  No audits or material investigations by any taxing authority relating to any Tax Returns of any of the Company, the Bank or any of the Subsidiaries is in progress, nor has the Company, the Bank or any of the Subsidiaries received notice from any taxing authority of the commencement of any audit not yet in progress.  There are no outstanding powers of attorney enabling any person or entity not a party to this Agreement to represent the Company, the Bank or any Subsidiary with respect to Tax matters.  None of the Company, the Bank or any of the Subsidiaries has applied for, been granted, or agreed to any accounting method change for which it will be required to take into account any adjustment under Code Section 481 or any similar provision.  There are no material elections regarding Taxes affecting the Company, the Bank or any of the Subsidiaries.  None of the Company, the Bank or any of the Subsidiaries has undergone an “ownership change” within the meaning of Code Section 382(g).  For purposes of this Agreement, “Taxes” shall mean all taxes, charges, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including any income, excise, property, sales, transfer, franchise, payroll, withholding, social security, abandoned or unclaimed property or other taxes, together with any interest, penalties or additions to tax attributable thereto, and any payments made or owing to any other person measured by such taxes, charges, levies, penalties or other assessment, whether pursuant to a tax indemnity agreement, tax sharing payment or otherwise (other than pursuant to commercial agreements or Benefit Plans).

For purposes of this Agreement, “Tax Return” shall mean any return, report, information return or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including, without limitation, all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments or supplements to any of the foregoing.

(k)               Absence of Certain Changes.  Since December 31, 2009, and except as Previously Disclosed, (1) the Company, the Bank and the Subsidiaries have conducted their respective businesses in all material respects in the ordinary and usual course of business and consistent with prior practice, (2) none of the Company, the Bank or any Subsidiary has issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except borrowings in the ordinary course of business, (3) except for publicly disclosed ordinary dividends on the Common Stock and outstanding Company Preferred Stock, the Company has not made or declared any distribution in cash or in kind to its shareholders or issued or repurchased any shares of its capital stock or other equity interests, (4) no fact, event, change, condition, development, circumstance or effect has occurred that has had or would reasonably be expected to have a Material Adverse Effect and (5) no material default (or event which, with notice or lapse of time, or both, would constitute a material default) exists on the part of the Company, the Bank or any Subsidiary or, to their knowledge, on the part of any other party, in the due performance and observance of any term, covenant or condition of any agreement to which the Company, the Bank or any Subsidiary is a party and which is, individually or in the aggregate, material to the financial condition of the Company, the Bank and the Subsidiaries, taken as a whole.

(l)                 No Undisclosed Liabilities.  None of the Company, the Bank or any of the Subsidiaries has any liabilities or obligations of any nature and is not an obligor under any guarantee, keepwell or other similar agreement (absolute, accrued, contingent or otherwise) except for (i) liabilities or obligations reflected in or reserved against in the Company’s consolidated balance sheet as of December 31, 2009, (ii) current liabilities that have arisen since December 31, 2009 in the ordinary and usual course of business and consistent with past practice and that have either been Previously Disclosed or would not have, individually or in the aggregate, a material impact on the Company, the Bank or any Subsidiary and (iii) contractual liabilities under (other than liabilities arising from any breach or violation of) agreements made in the ordinary and usual course of  business and consistent with past practice and that have either been Previously Disclosed or would not have, individually or in the aggregate, a material impact on the Company, the Bank or any Subsidiary.

(m)             Commitments and Contracts.  (i) The Company has Previously Disclosed or provided (by hard copy, electronic data room or otherwise) to Purchaser or its representatives true, correct and complete copies of, each of the following to which the Company, the Bank or any Subsidiary is a party or subject (whether written or oral, express or implied) (each, a “Company Significant Agreement”):

(1)               any contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K to be performed in whole or in part after the date of this Agreement;

(2)               any contract or agreement with respect to the employment or service of any current or former directors, officers, employees or consultants of the Company, the Bank or any of the Subsidiaries;

(3)               any contract or agreement with any director, officer, employee or Affiliate of the Company, the Bank or any of the Subsidiaries;

(4)               any contract or agreement which limits the freedom of the Company, the Bank or any of the Subsidiaries to compete in any material line of business;

(5)               any material contract or agreement with a labor union or guild (including any collective bargaining agreement);

(6)               any contract or agreement which grants any person a right of first refusal, right of first offer or similar right with respect to any material properties, assets or businesses of the Company, the Bank or the Subsidiaries;

(7)               any indenture, deed of trust, loan agreement or other financing agreement or instrument; and

(8)               any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations, including continuing material indemnity obligations, of the Company, the Bank or any of the Subsidiaries.

(ii) (A) Each of the Company Significant Agreements has been duly and validly authorized, executed and delivered by the Company, the Bank or any Subsidiary and is binding on the Company, the Bank and the Subsidiaries, as applicable, and in full force and effect; (B) the Company, the Bank and each of the Subsidiaries, as applicable, are in all material respects in compliance with and have in all material respects performed all obligations required to be performed by them to date under each Company Significant Agreement; (C) as of the date hereof, none of the Company, the Bank or any of the Subsidiaries has received notice of any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement; and (D) no other party to any Company Significant Agreement is, to the knowledge of the Company, in default in any material respect thereunder.

(n)               Offering of Purchased Shares.  Neither the Company nor any person acting on its behalf has taken any action (including any offering of any securities of the Company) under circumstances which would require the integration of such offering with the offering of any of the Purchased Shares to be issued pursuant to this Agreement under the Securities Act, and the rules and regulations of the SEC promulgated thereunder, which might subject the offering, issuance or sale of any of the Purchased Shares to Purchaser pursuant to this Agreement to the registration requirements of the Securities Act.

(o)               Status of Purchased Shares.  The Purchased Shares to be issued pursuant to this Agreement have been, and the shares of Common Stock issuable upon the conversion of Convertible Preferred Stock purchased hereunder (the “Conversion Shares”) will be, duly authorized by all necessary corporate action, subject in the case of the Conversion Shares, to the approval of the Shareholder Proposal.  When issued, delivered and sold against receipt of the consideration therefor as provided in this Agreement, the Purchased Shares and, when issued in accordance with the terms of the Certificate of Determination, the Conversion Shares, will be validly issued, fully paid and nonassessable and without any personal liability attaching to the ownership thereof, will not be issued in violation of or subject to preemptive rights of any other shareholder of the Company and will not result in the violation or triggering of any price-based antidilution adjustments under any agreement to which the Company, the Bank or any Subsidiary is a party. The voting rights of the holders of the Purchased Shares and the Conversion Shares will be enforceable in accordance with the terms of the Certificate of Determination, the Articles of Incorporation, the bylaws of the Company and applicable law.

(p)               Litigation and Other Proceedings.  None of the Company, the Bank or any Subsidiary is a party to any, and there are no pending or, to the Company’s knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature (1) against the Company, the Bank or any Subsidiary (excluding those of the type contemplated by the following clause (2)) as to which there is a reasonable probability of an adverse determination, and which, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) challenging the validity or propriety of the transactions contemplated by this Agreement.  There is no material injunction, order, judgment, decree or regulatory restriction imposed upon the Company, the Bank, any Subsidiary or the assets of the Company, the Bank or any Subsidiary.  There is no material unresolved violation, criticism or exception by any Governmental Entity with respect to any report or relating to any examinations or inspections of the Company, the Bank or any Subsidiary.

(q)               Compliance with Laws. The Company, the Bank and each Subsidiary have all material permits, licenses, franchises, authorizations, orders and approvals of, and have made all filings, applications and registrations with, Governmental Entities and SROs that are required in order to permit them to own or lease their properties and assets and to carry on their business as presently conducted.  Each of the Company, the Bank and each Subsidiary has complied in all material respects with and is not in default or violation in any material respect of, and none of them is, to the knowledge of the Company, under investigation with respect to or, to the knowledge of the Company, has been threatened to be charged with or given notice of any material violation of, any applicable material domestic (federal, state or local) or foreign law, statute, ordinance, license, rule, regulation, policy or guideline, order, demand, writ, injunction, decree or judgment of any Governmental Entity or SRO.  Except for statutory or regulatory restrictions of general application, no Governmental Entity or SRO has placed any material restriction on the business or properties of the Company, the Bank or any Subsidiary.  Since December 31, 2006, none of the Company, the Bank or any Subsidiary has received any notification or communication from any Governmental Entity or SRO (1) asserting that the Company, the Bank or any Subsidiary is not in material compliance with any statutes, regulations or ordinances, (2) threatening to revoke any permit, license, franchise, authorization, order or approval, or (3) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, FDIC deposit insurance.

(r)                 Labor.  Employees of the Company, the Bank and the Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees.  No labor organization or group of employees of the Company, the Bank or any Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.  There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or to the Company’s knowledge threatened against or involving the Company, the Bank or any Subsidiary.  The Company, the Bank and each Subsidiary believe that their relations with their employees are good.  No executive officer of the Company, the Bank or any Subsidiary (as defined in Rule 501(f) promulgated under the Securities Act) has notified the Company, the Bank or any Subsidiary that such officer intends to leave the Company, the Bank or any Subsidiary or otherwise terminate such officer’s employment with the Company, the Bank or any Subsidiary.  No executive officer of the Company, the Bank or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company, the Bank or any Subsidiary to any liability with respect to any of the foregoing matters.  The Company, the Bank and the Subsidiaries are in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988, California Labor Code section 1400 et seq., and any other similar applicable foreign, state, or local laws relating to facility closings and layoffs.

(s)                Company Benefit Plans.

(1)               (A) Section 2.2(s) of the Company Disclosure Schedule sets forth a complete list of each Benefit Plan.  With respect to each Benefit Plan, the Company, the Bank and the Subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code and all laws and regulations applicable to such Benefit Plan; and (B) each Benefit Plan has been administered in all material respects in accordance with its terms.  “Benefit Plan”

means any employee welfare benefit plan within the meaning of Section 3(1) of ERISA, any employee pension benefit plan within the meaning of Section 3(2) of ERISA, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program, agreement or policy sponsored, maintained or contributed to or required to be contributed to by the Company or by any trade or business, whether or not incorporated (an “ERISA Affiliate”), that together with the Company would be deemed a “single employer” within the meaning of section 4001(b) of ERISA, or to which the Company, the Bank, any Subsidiary or any of their respective ERISA Affiliates is party, whether written or oral, for the benefit of any director, former director, employee or former employee of the Company, the Bank or any Subsidiary.

(2)               With respect to each Benefit Plan, the Company has heretofore delivered to Buyer true and complete copies of each of the following documents:  (i) a copy of the Benefit Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof); (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87; (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto; (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Code.

(3)               Except as set forth in Section 2.2(s)(2) of the Company Disclosure Schedule, no claim has been made, or to the knowledge of the Company threatened, against the Company, the Bank or any of the Subsidiaries related to the employment and compensation of employees or any Benefit Plan, including, without limitation, any claim related to the purchase of employer securities or to expenses paid under any defined contribution pension plan other than ordinary course claims for benefits.

(4)               No Benefit Plans are subject to Title IV or described in Section 3(37) of ERISA, and none of the Company, the Bank or its Subsidiaries has at any time within the past six (6) years sponsored or contributed to, or has or had within the past six (6) years any liability or obligation in respect of, any plan subject to Title IV or described in Section 3(37) of ERISA.  The Company has not incurred any current or projected liability in respect of post-retirement health, medical or life insurance benefits for Company Employees, except as required to avoid an excise tax under Section 4980B of the Code or comparable State benefit continuation laws.

(5)               Each Plan intended to be “qualified” within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code.

(6)               None of the Company, the Bank or any Subsidiary, any Plan, any trust created thereunder, or any trustee or administrator thereof has engaged in a transaction in connection with which the Company, the Bank or any Subsidiary, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975 or 4976 of the Code.

(7)               There has been no material failure of a Plan that is a group health plan (as defined in section 5000(b)(1) of the Code) to meet the requirements of section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in section 4980B(g) of the Code).

(8)               Each Benefit Plan that is a “non-qualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “409A Plan”) complies in all material respects with the requirements of Section 409A of the Code and the guidance promulgated thereunder.  No payment to be made under any 409A Plan is or will be subject to the interest and additional tax payable pursuant to Section 409A(a)(1)(B) of the Code.  None of the Company, the Bank or any Subsidiary is party to, or otherwise obligated under, any contract, agreement, plan or arrangement that provides for the gross-up of taxes imposed by Section 409A(a)(1)(B) of the Code.

(9)               (A) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer or director of the Company, the Bank or any Subsidiary from the Company, the Bank or any Subsidiary under any Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Benefit Plan, (iii) result in any acceleration of the time of payment or vesting of any such benefits, (iv) require the funding or increase in the funding of any such benefits or (v) result in any limitation on the right of the Company, the Bank or any Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust and (B) none of the Company, the Bank or any Subsidiary has taken, or permitted to be taken, any action that required, and no circumstances exist that will require the funding, or increase in the funding, of any benefits, or will result, in any limitation on the right of the Company, the Bank or any Subsidiary to amend, merge, terminate any Benefit Plan or receive a reversion of assets from any Benefit Plan or related trust.

(10)           The Company, the Bank and the Subsidiaries will be in compliance, as of the Closing Date, with Sections 111 and 302 of the Emergency Economic Stabilization Act of 2008, including all guidance issued thereunder by a Governmental Entity.

(t)                 Risk Management Instruments.  All material derivative instruments, including, swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of the Bank or one or more of the Subsidiaries, were entered into (1) only in the ordinary and usual course of business and consistent with past practice, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company, the Bank or one of the Subsidiaries, enforceable in accordance with its terms.  None of the Company, the Bank or the Subsidiaries, or, to the knowledge of the Company, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(u)               Agreements with Regulatory Agencies.  Except as set forth in Schedule 2.2(u) of the Company Disclosure Schedule, none of the Company, the Bank or any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or has adopted any board resolutions at the request of, any Governmental Entity or SRO (each item in this sentence, a “Regulatory Agreement”), nor has the Company, the Bank or any Subsidiary been advised since December 31, 2006 by any Governmental Entity or SRO that it is considering issuing, initiating, ordering, or requesting any such Regulatory Agreement.  The Company, the Bank and each Subsidiary are in compliance in all material respects with each Regulatory Agreement to which it is a party or subject, and none of the Company, the Bank or any Subsidiary has received any notice from any Governmental Entity or SRO indicating that either the Company, the Bank or any Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.

(v)               Environmental Liability.  The Company, the Bank and the Subsidiaries have, and at the Closing Date will have complied in all material respects with all laws, regulations, ordinances and orders relating to public health, safety or the environment (including without limitation all laws, regulations, ordinances and orders relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances, pollutants or contaminants, or to exposure to toxic, hazardous or other controlled, prohibited or regulated substances), the violation of which would or might have a material impact on the Company, the Bank or any Subsidiary or the consummation of the transactions contemplated by this Agreement.  In addition, and irrespective of such compliance, none of the Company, the Bank or any of the Subsidiaries is subject to any liability for environmental remediation or clean-up, including any liability or class of liability of the lessee under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or the Resource Conservation and Recovery Act of 1976, as amended, which liability would or might have a material impact on the consummation of the transactions contemplated by this Agreement.  There is no legal, administrative, arbitral or other proceeding, claim, action or notice of any nature seeking to impose, or that could result in the imposition of, on the Company, the Bank or any Subsidiary, any liability or obligation of the Company, the Bank or any Subsidiary with respect to any environmental health or safety matter or any private or governmental, environmental health or safety investigation or remediation activity of any nature arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including CERCLA, pending or, to the Company’s knowledge, threatened against the Company, the Bank or any Subsidiary or any property in which the Company, the Bank or any Subsidiary has taken a security interest the result of which has had or would reasonably be expected to have a material impact on the Company, the Bank or any Subsidiary; to the Company’s knowledge, there is no reasonable basis for, or circumstances that could reasonably be expected to give rise to, any such proceeding, claim, action, investigation or remediation; and to the Company’s knowledge, none of the Company, the Bank or any Subsidiary is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party that could impose any such environmental obligation or liability.

(w)             Loan Portfolio.

(1)               Except as set forth in Schedule 2.2(w) of the Company Disclosure Schedule, as of the date hereof, none of the Company, the Bank or any Subsidiary is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), other than any Loan the unpaid principal balance of which does not exceed $50,000, under the terms of which the obligor was, as of March 31, 2010, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan in excess of $50,000 with any director, executive officer or five percent or greater shareholder of the Company, the Bank or any Subsidiary, or to the knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 2.2(w) of the Company Disclosure Schedule sets forth (x) all of the Loans in original principal amount in excess of $50,000 of the Company, the Bank or any of the Subsidiaries that as of March 31, 2010 were classified by the Company or the Bank or any regulatory examiner as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan as of March 31, 2010 and the identity of the borrower thereunder, (y) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company, the Bank and the Subsidiaries that as of March 31, 2010 were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category as of March 31, 2010, and (z) each asset of the Company or the Bank that as of March 31, 2010 was classified as “Other Real Estate Owned” and the book value thereof.

(2)               Each Loan of the Company, the Bank or any of the Subsidiaries in original principal amount in excess of $10,000 (i) is evidenced by notes,

agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(3)               Each outstanding Loan (including Loans held for resale to investors) has been solicited and originated and is administered and serviced (to the extent administered and serviced by the Company, the Bank or any Subsidiary), and the relevant Loan files are being maintained in all material respects in accordance with the relevant loan documents, the Company’s and the Bank’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of federal, state and local laws, regulations and rules.

(4)               Except as set forth in Section 2.2(w) of the Company Disclosure Schedule, none of the agreements pursuant to which the Company, the Bank or any of the Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein.

(5)               Each of the Company, the Bank and the Subsidiaries, as applicable, is approved by and is in good standing: (A) as a supervised mortgagee by the Department of Housing and Urban Development to originate and service Title I FHA mortgage loans; (B) as a GNMA I and II Issuer by the Government National Mortgage Association; (C) by the Department of Veteran’s Affairs (“VA”) to originate and service VA loans; and (D) as a seller/servicer by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation to originate and service conventional residential mortgage Loans (each such entity being referred to herein as an “Agency” and, collectively, the “Agencies”).

(6)               Except as set forth in Section 2.2(w)(6) of the Company Disclosure Schedule, none of the Company, the Bank or any of the Subsidiaries is now nor has it ever been since December 31, 2006 subject to any fine, suspension, settlement or other agreement or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Agency or any federal or state agency relating to the origination, sale or servicing of mortgage or consumer Loans. None of the Company, the Bank or any of the Subsidiaries has received any notice, nor does it have any reason to believe as of the date of this Agreement, that any Agency proposes to limit or terminate the underwriting authority of the Company, the Bank or any of the Subsidiaries or to increase the guarantee fees payable to any such Agency.

(7)               Each of the Company, the Bank and the Subsidiaries is in compliance in all material respects with all applicable federal, state and local laws, rules and regulations, including the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Real Estate Settlement Procedures Act and Regulation X, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and all Agency and other investor and mortgage insurance company requirements relating to the origination, sale and servicing of mortgage and consumer Loans.

(8)               To the knowledge of the Company, each Loan included in a pool of Loans originated, acquired or serviced by the Company, the Bank or any of the Subsidiaries (a “Pool”) meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool. All such Pools have been finally certified or, if required, recertified in accordance with all applicable laws, rules and regulations, except where the time for certification or recertification has not yet expired. To the knowledge of the Company, no Pools have been improperly certified, and no Loan has been bought out of a Pool without all required approvals of the applicable investors.

(x)               Insurance.  The Company, the Bank and each of the Subsidiaries maintain, and have maintained for the two years prior to the date of this Agreement, insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company, the Bank and the Subsidiaries reasonably believe are adequate for their respective businesses, including, but not limited to, insurance covering all real and personal property owned or leased by the Company, the Bank and any Subsidiary against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business.  True, correct and complete copies of all policies and binders of insurance currently maintained in respect of the assets, properties, business, operations, employees, officers or directors of the Company, the Bank and the Subsidiaries, excluding such policies pursuant to which the Company, the Bank, any Subsidiary or an Affiliate of any them acts as the insurer and which are identified with respective expiration dates on Section 2.2(x) of the Company Disclosure Schedule (collectively, the “Company Insurance Policies”), and all correspondence relating to any material claims under the Company Insurance Policies, have been previously made available to Purchaser.  All of the Company Insurance Policies are in full force and effect, the premiums due and payable thereon have been or will be timely paid through the Closing Date, and there is no breach or default (and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute such a breach or default) by the Company, the Bank or any of the Subsidiaries under any of the Company Insurance Policies or, to the knowledge of the Company, by any other party to the Company Insurance Policies, except for any such breach or default that would not reasonably be expected to have, individually or in the aggregate, a material impact on the Company, the Bank or any Subsidiary.  None of the Company, the Bank or any of the Subsidiaries has received any written notice of cancellation or non-renewal of any Company Insurance

Policy nor, to the knowledge of the Company, is the termination of any such policies threatened.

(y)               Intellectual Property.  The Company, the Bank and the Subsidiaries own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets, applications and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, “Proprietary Rights”) used in or necessary for the conduct of the business of the Company, the Bank and the Subsidiaries as now conducted and as proposed to be conducted as Previously Disclosed, except where the failure to own such Proprietary Rights would not have any material impact on the Company, the Bank or any Subsidiary.  The Company, the Bank and the Subsidiaries have the right to use all Proprietary Rights used in or necessary for the conduct of their respective businesses without infringing the rights of any person or violating the terms of any licensing or other agreement to which the Company, the Bank or any Subsidiary is a party and, to the Company’s knowledge, no person is infringing upon any of the Proprietary Rights, except where the infringement of or lack of a right to use such Proprietary Rights would not have any material impact on the Company, the Bank or any Subsidiary. Except as Previously Disclosed, no charges, claims or litigation have been asserted or, to the Company’s knowledge, threatened against the Company, the Bank or any Subsidiary contesting the right of the Company, the Bank or any Subsidiary to use, or the validity of, any of the Proprietary Rights or challenging or questioning the validity or effectiveness of any license or agreement pertaining thereto or asserting the misuse thereof, and, to the Company’s knowledge, no valid basis exists for the assertion of any such charge, claim or litigation.  All licenses and other agreements to which the Company, the Bank or any Subsidiary is a party relating to Proprietary Rights are in full force and effect and constitute valid, binding and enforceable obligations of the Company, the Bank or such Subsidiary, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles, as the case may be, and there have not been and there currently are not any defaults (or any event which, with notice or lapse of time, or both, would constitute a default) by the Company, the Bank or any Subsidiary under any license or other agreement affecting Proprietary Rights used in or necessary for the conduct of the business of the Company, the Bank or any Subsidiary, except for defaults, if any, which would not have any material impact on the Company, the Bank or any Subsidiary.  The validity, continuation and effectiveness of all licenses and other agreements relating to the Proprietary Rights and the current terms thereof will not be affected by the transactions contemplated by this Agreement.

(z)                Anti-takeover Provisions Not Applicable.  The Company has taken all action required to be taken by it in order to exempt this Agreement and the transactions contemplated hereby from, and this Agreement and the transactions contemplated hereby are exempt from, any anti-takeover or similar provisions of the Articles of Incorporation, including the Fourth Article, and its bylaws and the requirements of any “moratorium,” “control share,” “fair price,” “affiliate transaction,” “business combination” or other antitakeover laws and regulations of any state, including the California Corporations Code.

(aa)            Knowledge as to Conditions.  As of the date of this Agreement, each of the Company and the Bank knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations and notices required for the consummation of the transactions contemplated by this Agreement will not be obtained or that any Required Approval will not be granted without the imposition of a Burdensome Condition, provided, however, that neither the Company nor the Bank makes any representation or warranty with respect to the management, capital or ownership structure of Purchaser or any of its Affiliates.

(bb)           Brokers and Finders.  Except as set forth in Schedule 2.2(bb) of the Company Disclosure Schedule, none of the Company, the Bank or any Subsidiary or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company, the Bank or any Subsidiary, in connection with this Agreement or the transactions contemplated hereby.

(cc)            Related Party Transactions.

(1)               Except as set forth in Section 2.2(cc) of the Company Disclosure Schedule or as part of the normal and customary terms of an individual’s employment or service as a director, none of the Company, the Bank or any of the Subsidiaries is party to any extension of credit (as debtor, creditor, guarantor or otherwise), contract for goods or services, lease or other agreement with any (A) affiliate, (B) insider or related interest of an insider, (C) shareholder owning 5% or more of the outstanding Common Stock or related interest of such a shareholder, or (D) to the knowledge of the Company, and other than credit and consumer banking transactions in the ordinary course of business, employee who is not an executive officer.  For purposes of the preceding sentence, the term “affiliate” shall have the meaning assigned in Regulation W issued by the Federal Reserve, as amended, and the terms “insider,” “related interest,” and “executive officer” shall have the meanings assigned in the Federal Reserve’s Regulation O, as amended.

(2)               The Bank is in compliance with, and has since December 31, 2006, complied with, Sections 23A and 23B of the Federal Reserve Act, its implementing regulations, and the Federal Reserve’s Regulation O.

(dd)          Foreign Corrupt Practices.  None of the Company, the Bank or any Subsidiary, or, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company, the Bank or any Subsidiary has, in the course of its actions for, or on behalf of, the Company, the Bank or any Subsidiary (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(ee)            Customer Relationships.

(1)               Each trust or wealth management customer of the Company, the Bank or any Subsidiary has been in all material respects originated and serviced (i) in conformity with the applicable policies of the Company, the Bank and the Subsidiaries, (ii) in accordance with the terms of any applicable instrument or agreement governing the relationship with such customer, (iii) in accordance with any instructions received from such customers, (iv) consistent with each customer’s risk profile and (v) in compliance with all applicable laws and the Company’s, the Bank’s and the Subsidiaries’ constituent documents, including any policies and procedures adopted thereunder.  Each instrument or agreement governing a relationship with a trust or wealth management customer of the Company, the Bank or any Subsidiary has been duly and validly executed and delivered by the Company, the Bank and each Subsidiary and, to the knowledge of the Company, the other contracting parties, each such instrument of agreement constitutes a valid and binding obligation of the parties thereto, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar laws affecting creditors’ rights generally and by general principles of equity, and the Company, the Bank and the Subsidiaries and the other parties thereto have duly performed in all material respects their obligations thereunder and the Company, the Bank and the Subsidiaries and such other person is in compliance with each of the terms thereof.

(2)               Neither the Company nor any Subsidiary is a registered broker-dealer.

(3)               No instrument or agreement governing a relationship with a trust or wealth management customer of the Company, the Bank or any Subsidiary provides for any material reduction of fees charged (or in other compensation payable to the Company, the Bank or any Subsidiary thereunder) at any time subsequent to the date of this Agreement.

(4)               None of  the Company, the Bank or any Subsidiary or any of their respective directors or senior officers (i) is the beneficial owner of any interest in any of the accounts maintained on behalf of any trust or wealth management customer of the Company, the Bank or any Subsidiary or (ii) is a party to any contract pursuant to which it is obligated to provide service to, or receive compensation or benefits from, any of the trust or wealth management customers of the Company, the Bank or any Subsidiary after the Closing Date.

(5)               Each account opening document, margin account agreement, investment advisory agreement and customer disclosure statement with respect to any trust or wealth management customer of the Company, the Bank or any

Subsidiary conforms in all material respects to the forms provided to Purchaser prior to the Closing Date.

(6)               Except as would not have any material impact on the Company, the Bank or any Subsidiary, all other books and records primarily related to the trust and wealth management businesses of the Company, the Bank and each Subsidiary include documented risk profiles signed by each such customer.

2.3     Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to the Company and the Bank, as of the date of this Agreement and as of the Closing Date (except to the extent made only as of a specified date, in which case as of such date), that, except as Previously Disclosed:

(a)                Organization and Authority.  Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and Purchaser has the power and authority and governmental authorizations to own its properties and assets and to carry on its business in all material respects as it is now being conducted.

(b)               Authorization.  (1)  Purchaser has the power and authority to enter into this Agreement and the other agreements referenced herein to which it will be a party and to carry out its obligations hereunder and thereunder.  The execution, delivery and performance of this Agreement and the other agreements referenced herein to which it will be a party by Purchaser and the consummation of the transactions contemplated hereby and thereby have been duly authorized by Purchaser’s board of managers or managing members, as the case may be, and no further approval or authorization by any of its members or other equity owners, as the case may be, is required.  This Agreement has been, and the other agreements referenced herein to which it will be a party, when executed, will be, duly and validly executed and delivered by Purchaser and assuming due authorization, execution and delivery by both the Company and the Bank, is and will be a valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).

(2)               Neither the execution, delivery and performance by Purchaser of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by Purchaser with any of the provisions hereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of Purchaser under any of the terms, conditions or provisions of (i) its certificate of formation or limited liability company agreement or similar governing documents or (ii) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Purchaser is a party or by which it may be bound, or to which Purchaser or any of the properties or assets of Purchaser may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to Purchaser or any of its properties or assets except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.

(3)               Assuming the Company’s and the Bank’s representations contained in Section 2.2(f) are true and correct and other than the securities or blue sky laws of the various states or as set forth in Schedule 2.3(c)(3) of Purchaser Disclosure Schedule, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by Purchaser of the transactions contemplated by this Agreement.

(c)                Purchase for Investment.  Purchaser acknowledges that the Purchased Shares have not been registered under the Securities Act or under any state securities laws.  Purchaser (1) is acquiring the Purchased Shares pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Purchased Shares to any person, (2) will not sell or otherwise dispose of any of the Purchased Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (3) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Shares and of making an informed investment decision, and (4) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(d)               Financial Capability.  At Closing, Purchaser will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement.

(e)                Brokers and Finders.  Neither Purchaser nor its Affiliates, any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for Purchaser, in connection with this Agreement or the transactions contemplated hereby, in each case, whose fees the Company, the Bank or any Subsidiary would be required to pay (other than pursuant to the reimbursement of expenses provisions of Section 6.2).

(f)                Knowledge as to Conditions.  As of the date of this Agreement, Purchaser knows of no reason why any regulatory approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices required for the consummation of the transactions contemplated by this Agreement will not be obtained or that any Required Approval will not be granted without the imposition of a Burdensome Condition.  Purchaser has no reason to believe that the purchase of the Purchased Shares and the consummation of the transactions contemplated by this Agreement would result in any present or former Affiliate of Purchaser (other than those entities listed on Schedule B) being deemed to control the Company or the Bank for purposes of the BHCA or the cross-guaranty liability provisions of the Federal Deposit Insurance Act or otherwise being regulated as a bank holding company within the meaning of the BHCA.

ARTICLE III

COVENANTS

3.1     Filings; Other Actions.

(a)                Subject to the conditions set forth in this Agreement and the last sentence of this Section 3.1(a), Purchaser, on the one hand, and the Company and the Bank, on the other hand, will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, including, without limitation, the Required Approvals, and the expiration or termination of any applicable waiting period, necessary or advisable to consummate the transactions contemplated by this Agreement, at the earliest practicable date, and to perform the covenants contemplated by this Agreement.  Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters.  Purchaser, the Company and the Bank will have the right to review in advance, and to the extent practicable, each will consult with the other in each case, subject to applicable laws relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions to which it will be party contemplated by this Agreement.  In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable.  Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1(a).  Purchaser shall promptly furnish the Company and the Bank, and the Company and the Bank shall promptly furnish Purchaser, to the extent permitted by applicable law, with copies of written communications received by it or their subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.  Notwithstanding anything in this Agreement to the contrary, Purchaser shall not be required to furnish the Company with any (1) personal biographical or financial information of any of the directors, officers, employees, managers or partners of Purchaser or any of its present of former Affiliates or (2) proprietary and non-public information related to the organizational terms of, or investors in, Purchaser or any of its present or former Affiliates.  Notwithstanding anything to the contrary herein, nothing contained in this Agreement shall require Purchaser or any of its present or former Affiliates to (x) take any action that would result in any present or former Affiliate of Purchaser (other than those entities listed on Schedule B) being deemed to control the Company or the Bank for purposes of the BHCA or the cross-guaranty liability provisions of the Federal Deposit Insurance Act, or that would require any such entity to register as a bank holding company, or (y) take or refrain from taking or agree to take or refrain from taking any action or suffer to exist any condition, limitation, restriction or requirement that individually or in the aggregate with any other actions, conditions, limitations, restrictions or requirements would or would be reasonably likely to result in a Burdensome Condition.

(b)               The Company shall call a special meeting of its shareholders, as promptly as practicable following the Closing but in any event no later than the next annual shareholders meeting, to vote on a proposal (the “Shareholder Proposal”) to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit issuance of all of the Conversion Shares and to consummate the Rights Offering.  The Board of Directors of the Company shall unanimously recommend to the Company’s shareholders that such shareholders vote in favor of the Shareholder Proposal (subject to any legally required abstentions) (such recommendation, the “Company Recommendation”) and Purchaser shall vote all shares owned by it in favor of the Shareholder Proposal.  In connection with such meeting, the Company shall promptly prepare (and Purchaser will reasonably cooperate with the Company to prepare) and file with the SEC a preliminary proxy statement, shall use its reasonable best efforts to respond to any comments of the SEC or its staff and to cause a definitive proxy statement related to such shareholders’ meeting to be mailed to the Company’s shareholders not more than five business days after clearance thereof by the SEC, and shall use its reasonable best efforts to solicit proxies for such shareholder approval.  The Company shall notify Purchaser promptly of the receipt of any comments from the SEC or its staff with respect to the proxy statement and of any request by the SEC or its staff for amendments or supplements to such proxy statement or for additional information and will supply Purchaser with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to such proxy statement.  If at any time prior to such shareholders’ meeting there shall occur any event that is required to be set forth in an amendment or supplement to the proxy statement, the Company shall as promptly as practicable prepare and mail to its shareholders such an amendment or supplement.  Each of Purchaser and the Company agrees promptly to correct any information provided by it or on its behalf for use in the proxy statement if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall, as promptly as practicable, prepare and mail to its shareholders an amendment or supplement to correct such information to the extent required by applicable laws and regulations.  The Company shall consult with Purchaser prior to filing any proxy statement, or any amendment or supplement thereto, and provide Purchaser with a reasonable opportunity to comment thereon.  In the event that the approval of the Shareholder Proposal is not obtained at such special shareholders meeting, the Company shall include a proposal to approve (and the Board of Directors of the Company shall unanimously recommend approval of (subject to any legally required abstentions) and Purchaser shall vote all shares owned by it in favor of) such proposal at a meeting of its shareholders no less than once in each subsequent six-month period beginning on December 31, 2010 until such approval is obtained or made.  At Purchaser’s election, the approval of the Shareholder Proposal shall be obtained by the written consent of the Company’s shareholders, including the execution of such written consent by Purchaser with respect to all shares owned by it, and the Company shall comply with all applicable corporate and securities law requirements with respect thereto.

3.2     Access, Information and Confidentiality.

(a)                From the date hereof until the Closing Date, the Company and the Bank will permit Purchaser to visit and inspect, at Purchaser’s expense (subject to Section 6.2), the properties of the Company, the Bank and the Subsidiaries, to examine the corporate books and to discuss the affairs, finances and accounts of the Company, the Bank and the Subsidiaries with the principal officers of the Company, all upon reasonable notice and at such reasonable times and as often as Purchaser may reasonably request.  Any investigation pursuant to this Section 3.2 shall be conducted during normal business hours and in such manner as not to interfere unreasonably with the conduct of the business of the Company, the Bank or any Subsidiary, and nothing herein shall require the Company, the Bank or any Subsidiary to disclose any information to the extent (i) prohibited by applicable law or regulation, or (ii) that such disclosure would reasonably be expected to cause a violation of any agreement to which the Company, the Bank or any Subsidiary is a party as of the date of this Agreement or would cause a significant risk of a loss of privilege to the Company, the Bank or any Subsidiary (provided that the Company and the Bank shall make appropriate substitute disclosure arrangements under circumstances where the restrictions in this clause (ii) apply).

(b)               All information furnished by the Company, the Bank or any Subsidiary to Purchaser or any of its representatives pursuant hereto shall be subject to, and Purchaser shall hold all such information in confidence in accordance with, the provisions of the confidentiality agreement, dated as of December 3, 2009, between Ford Financial Fund, L.P., as successor to Flexpoint Ford Overage Fund II, L.P., and the Company (the “Confidentiality Agreement”).

3.3     Conduct of the Business.

(a)                Each of the Company and the Bank agree that, prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 5.1 (the “Pre-Closing Period”), except as Previously Disclosed in the corresponding subsection of Section 3.3(a) of the Company Disclosure Schedule, without the prior written consent of Purchaser (not to be unreasonably withheld or delayed), it will not, and will cause each of the Subsidiaries not to:

(1)               Ordinary Course.  Fail to carry on its business in the ordinary and usual course of business and in all material respects consistent with past practice or fail to use reasonable best efforts to maintain and preserve its business (including its organization, assets, properties, goodwill and insurance coverage) and to preserve its business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it.

(2)               Operations.  Enter into any new line of business or materially change its lending, investment, underwriting, risk and asset liability management, and other banking and operating policies in effect as of March 31, 2010, except as required by applicable law or policies imposed by any Governmental Entity.

(3)               Deposits.  Alter materially its interest rate or fee pricing policies with respect to depository accounts of the Bank or waive any material fees with respect thereto.

(4)               Capital Expenditures.  Make any capital expenditures in excess of $100,000 individually or $750,000 in the aggregate, other than as required pursuant to commitments already entered into.

(5)               Material Contracts.  Terminate, enter into, amend, modify (including by way of interpretation) or renew any material contract, other than in the ordinary course of business and consistent with past practice.

(6)               Capital Stock.  Issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its stock or any additional options or other rights, grants or awards with respect to the Common Stock, except for the issuance of Common Stock pursuant to Recapitalization, in accordance with the terms set forth in Exhibit B, and any shares of Common Stock issued pursuant to the exercise of stock options or vesting of restricted stock, in each case only to the extent outstanding as of the date of this Agreement and set forth in Section 2.2(b) of the Company Disclosure Schedule.

(7)               Dividends, Distributions, Repurchases.  Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock (other than dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries) or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock or any options or other rights, grants or awards with respect to the Common Stock.

(8)               Dispositions.  Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except for sales, transfers, mortgages, encumbrances or other dispositions or discontinuances in the ordinary course of business consistent with past practice and in a transaction that individually or taken together with all other such transactions is not material to it and the Subsidiaries, taken as a whole.

(9)               Incurrence of Indebtedness.  Incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of, any other person, except in the ordinary and usual course of business and consistent with past practice.

(10)           Extensions of Credit and Interest Rate Instruments.  Make, renew or amend (except in the ordinary and usual course of business and consistent with past practice where there has been no material change in the relationship with the borrower or in an attempt to mitigate loss with respect to the borrower) any extension of credit in excess of $250,000, or enter into, renew or amend any interest rate swaps, caps, floors or option agreements or other interest rate risk management arrangements, whether entered into for the account of it or for the account of a customer of it or one of the Subsidiaries, except in the ordinary and usual course of business and consistent with past practice.

(11)           Acquisitions.  Acquire (other than by way of foreclosures, acquisitions of control in a fiduciary or similar capacity, acquisitions of loans or participation interests, or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business and consistent with past practice) all or any portion of the assets, business, deposits or properties of any other person.

(12)           Banking Offices.  File any application to establish, or to relocate or terminate the operations of, any banking office.

(13)           Constituent Documents.  Amend its certificate of incorporation or bylaws or similar organizational documents.

(14)           Accounting Practices.  Implement or adopt any change in its accounting principles, practices or methodologies, other than as may be required by GAAP or applicable accounting requirements of a Governmental Entity.

(15)           Tax Matters.  Make, change or revoke any Tax accounting method or Tax election, prepare any Tax Returns inconsistent in any material respect with past practice, file any amended Tax Return, consent to any extension or waiver of any statute of limitations with respect to Tax, enter into any closing agreement, settle any material Tax claim or assessment, or surrender any right to claim a refund of Taxes.

(16)           Claims.  Settle any action, suit, claim or proceeding against it, except for an action, suit, claim or proceeding that is settled in the ordinary and usual course of business and consistent with past practice in an amount or for consideration not in excess of $100,000 and that would not (A) impose any material restriction on the business of the Company, the Bank or the Subsidiaries or, after the Closing, Purchaser or any of its Affiliates or (B) create precedent for claims that are reasonably likely to be material to the Company, the Bank or the Subsidiaries or, after the Closing, Purchaser or its subsidiaries.

(17)           Compensation.  Terminate, enter into, amend, modify (including by way of interpretation) or renew any employment, officer, consulting, severance, change in control or similar contract, agreement or arrangement with any director, officer, employee or consultant, or grant any salary or wage increase or increase any employee benefit, including incentive or bonus payments (or, with respect to any of the preceding, communicate any intention to take such action), except (A) to make changes that are required by applicable law or by the terms of a Benefit Plan existing as of the date hereof or (B) annual or merit-based salary or wage increases or increases in benefits, in both cases to employees who are not executive officers or directors of the Company, the Bank or any Subsidiary, undertaken in the ordinary and usual course of business and consistent with past practice and in any event not to exceed five percent (5%) of such employees’ annual salaries in the aggregate.

(18)           Benefit Arrangements.  Terminate, enter into, establish, adopt, amend, modify (including by way of interpretation), make new grants or awards under or renew any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer, employee or consultant, amend the terms of any outstanding equity-based award, take any action to accelerate the vesting, exercisability or payment (or fund or secure the payment) of stock options, restricted stock or other compensation or benefits payable thereunder or add any new participants to any non-qualified retirement plans (or, with respect to any of the preceding, communicate any intention to take such action), except as required by applicable law or by the terms of a Benefit Plan existing as of the date hereof.

(19)           Labor Matters.  Without complying fully with the notice requirements and other requirements of the Worker Adjustment and Retraining Notification Act of 1988, California Labor Code section 1400 et seq., and any other similar applicable foreign, state, or local laws relating to plant closings and layoffs, effectuate (i) a plant closing as defined in such laws affecting any site of employment or one or more facilities or operating units within any site of employment of the Company, the Bank or any of the Subsidiaries; (ii) a mass layoff as defined in such laws affecting any site of employment of the Company, the Bank or any of the Subsidiaries; or (iii) any similar action under such laws requiring notice to employees in the event of an employment loss or layoff.

(20)           Intellectual Property.  (i) grant, extend, amend (except as required in the diligent prosecution of the Proprietary Rights owned (beneficially, and of record where applicable) by or developed for the Company, the Bank and the Subsidiaries), waive, or modify any material rights in or to, sell, assign, lease, transfer, license, let lapse, abandon, cancel, or otherwise dispose of, or extend or exercise any option to sell, assign, lease, transfer, license, or otherwise dispose of, any Proprietary Rights, or (ii) fail to exercise a right of renewal or extension under any material agreement under which the Company, the Bank or any of the Subsidiaries is licensed or otherwise permitted by a third party to use any Proprietary Rights (other than “shrink wrap” or “click through” licenses).

(21)           Communication.  Make any written or oral communications to the officers or employees of the Company, the Bank or any of the Subsidiaries pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement without providing Purchaser with a copy or written description of the intended communication and a reasonable period of time to review and comment on such communication; provided, however, that the foregoing shall not prevent senior management or human resources personnel of the Company, the Bank or any Subsidiary from orally answering questions of individual employees pertaining to compensation or benefit matters with respect to such individual employee that are affected by the transactions contemplated by this Agreement on an individual basis with such employee.

(22)           Related Party Transactions.  Engage in (or modify in a manner adverse to the Company, the Bank or the Subsidiaries) any transactions (except for any ordinary course banking relationships permitted under applicable law) with any Affiliate of the Company or any director or officer (senior vice president or above) of the Company, the Bank or the Subsidiaries (or any Affiliate of any such person).

(23)           Receivership or Liquidation.  Commence a voluntary procedure for reorganization, arrangement, adjustment, relief or composition of indebtedness or bankruptcy, receivership or a similar proceeding, or consent to the entry of an order for relief in an involuntary procedure for reorganization, arrangement, adjustment, relief or composition of indebtedness or bankruptcy, receivership or a similar proceeding or consent to the appointment of a receiver, liquidator, custodian or trustee, in each case, with respect to the Company, the Bank or any of the Subsidiaries, or any other liquidation or dissolution of the Company, the Bank or any of the Subsidiaries.

(24)           Adverse Actions.  Notwithstanding any other provision hereof, knowingly take any action that is reasonably likely to result in any of the conditions set forth in Section 1.2(c) not being satisfied or materially impair its ability to perform its obligations under this Agreement or to consummate the transactions contemplated hereby, except as required by applicable law or this Agreement.

(25)           Commitments.  Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

(b)               If applicable, in the event the Company takes any action that would require any antidilution adjustment to be made under the Certificate of Determination as if the Convertible Preferred Stock were issued on the date of this Agreement (provided such action is permitted by this Agreement), the Company shall make appropriate adjustments such that Purchaser will receive the benefit of such transaction as if the Convertible Preferred Stock had been outstanding as of the date of such action.

3.4     Acquisition Proposals.

(a)                No Solicitation or Negotiation.  The Company and the Bank agree that none of the Company, the Bank or any of the Subsidiaries or any of the officers or directors of the Company, the Bank or any of the Subsidiaries shall, and that they shall instruct and use their reasonable best efforts to cause their and the Subsidiaries’ employees, investment bankers, attorneys, accountants and other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives, collectively, “Representatives”) not to (it being understood and agreed that any violation of the restrictions set forth in this Section 3.4 by a Representative, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of the Company, the Bank or any Subsidiary or otherwise, shall be deemed to be a breach of this Agreement by the Company and the Bank), directly or indirectly:

(1)               initiate, solicit or knowingly facilitate or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

(2)               make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal;

(3)               engage in, continue or otherwise participate in any discussions or negotiations or enter into an agreement regarding, or provide any non-public information or data to any person relating to, any Acquisition Proposal; or

(4)               otherwise knowingly facilitate any effort or attempt to make an Acquisition Proposal.

(b)               Definitions:  For purposes of this Agreement, the term “Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, rights offering, share exchange, business combination or similar transaction involving the Company, the Bank or any of the Subsidiaries and (ii) any acquisition by any person resulting in, or proposal or offer, which, if consummated, would result in any person becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of ten percent (10%) or more of the total voting power of any class of equity securities of the Company or the Bank or those of any of the Subsidiaries, or ten percent (10%) or more of the consolidated total assets (including, without limitation, equity securities of any subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement.

(c)                Federal Securities Laws.  Nothing contained in this Section 3.4 shall prohibit the Company from taking and disclosing to its shareholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act; provided, however, that compliance with such rules shall not in any way limit or modify the effect that any action taken pursuant to such rules has under any other provision of this Agreement, including under Article V hereof.

(d)               Existing Discussions.  The Company and the Bank each agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal.  The Company and the Bank each agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 3.4.  The Company and the Bank each also agrees that it will promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring the Company, the Bank or any of the Subsidiaries to return or destroy all confidential information heretofore furnished to such person by or on behalf of it or any of the Subsidiaries.

(e)                Notice.  The Company and the Bank each agrees that it will promptly (and, in any event, within 24 hours) notify Purchaser if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, the Company, the Bank or any Subsidiary or any of their respective Representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep Purchaser informed, on a current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s or the Bank’s intentions as previously notified.

3.5     NASDAQ Approval.  The Company agrees that it will use best efforts to obtain the NASDAQ Approval in connection with the transactions contemplated by this Agreement.  The Company shall submit any written request for the NASDAQ Approval and any and all materials supporting the request for the NASDAQ Approval to Purchaser for review and comment prior to submitting such materials to NASDAQ, and all such materials shall be approved by Purchaser prior to submission (such approval not to be unreasonably withheld or delayed).  Any and all follow up or responsive materials produced by the Company shall be approved by Purchaser prior to submission to the NASDAQ.  The Company shall inform Purchaser as soon as is practicable upon the receipt of the NASDAQ Approval and any related communication from the NASDAQ.  A representative of Purchaser shall have the right to attend, to the extent permitted by the NASDAQ, all meetings and conference calls relating to the matters set forth in this Section 3.5.

3.6     Recapitalization.  The Company and the Bank shall use reasonable best efforts to complete the Recapitalization on the terms set forth in Exhibit B prior to the Closing.

3.7     D&O Indemnification.

(a)                On or before the Closing, the Company shall offer to enter into a customary Directors & Officers Indemnification Agreement with each of Gerald J. Ford and Carl B. Webb and any other directors or officers of the Company, the Bank or any of the Subsidiaries designated by or affiliated with Purchaser in form and substance reasonably satisfactory to such individuals.

(b)               From and after the Closing, to the extent permitted by applicable law and in accordance with the Articles of Incorporation and the Company’s bylaws, the Company shall indemnify, defend and hold harmless, and provide advancement of defense costs and other expenses to, each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, an officer or director of the Company or any of its subsidiaries against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of the Company, the Bank or any of its Subsidiaries, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby).  Notwithstanding anything in this Agreement to the contrary, prior to the Closing, the Company may purchase tail insurance coverage under its current policies of directors’ and officers’ liability insurance for a term not to exceed six years from the Closing with respect to claims arising from facts or events which occurred prior to the Closing; provided, however, that the total premium payment for such insurance shall not exceed $4,200,000 in the aggregate; provided further that if the Company is unable to maintain such policy (or any substitute policy) as a result of the preceding proviso, the Company shall obtain as much comparable insurance as is available for such annual premium amount.

3.8     Notice of Developments.  Each party to this Agreement will give prompt written notice to each of the other Parties of any adverse development causing a breach of any of its own representations and warranties contained in Article II of this Agreement.  No disclosure by any party pursuant to this Section 3.8 shall be deemed to amend or supplement the Disclosure Schedules or to prevent or cure any misrepresentation or breach of warranty.

ARTICLE IV

ADDITIONAL AGREEMENTS

4.1     Governance Matters.  Prior to the Closing, the Company and the Bank shall take all requisite corporate action to increase the size of the Company’s Board of Directors and the Bank’s Board of Directors to accommodate the appointment of each of Mr. Gerald J. Ford and Mr. Carl B. Webb.  The Company and the Bank shall cause Messrs. Ford and Webb to be elected or appointed to the Company’s Board of Directors and the Bank’s Board of Directors effective as of the Closing.

4.2     Legend.  (a)  Purchaser agrees that all certificates or other instruments representing the Purchased Shares and the Conversion Shares will bear a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(b)               Upon request of Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause the legend set forth above to be removed from any certificate for any securities purchased pursuant to this Agreement (or issued upon conversion thereof).

4.3     Reservation for Issuance.  The Company will reserve that number of shares of Common Stock sufficient for issuance upon exercise or conversion of the Convertible Preferred Stock without regard to any limitation on such conversions; provided that in the case of the Convertible Preferred Stock, solely to the extent the Company is unable to reserve such number of shares under the Articles of Incorporation the Company will reserve such sufficient number of shares of Common Stock following the approval of the Shareholder Proposal pursuant to Section 3.1(b).

4.4     Indemnity.  (a) (i) Following the Closing, the Company and the Bank each agrees to jointly and severally indemnify and hold harmless Purchaser and its Affiliates and each of their respective officers, directors, partners, members and employees, and each person who controls Purchaser within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (in each case calculated to take into account Purchaser’s ownership interest in the Company as of the relevant payment date – i.e., increased to take into account Purchaser’s ownership interest in the capital of the Company as of such date) (collectively, “Losses”) arising out of or resulting from (1) the Company’s or the Bank’s breach of agreements or covenants made by the Company or the Bank in this Agreement or (2) any action, suit, claim, proceeding or investigation by any Governmental Entity, shareholder of the Company or any other person (other than the Company) relating to this Agreement or the transactions contemplated hereby (other than any Losses attributable to the acts, errors or omissions on the part of Purchaser or Purchaser’s Affiliates other than the Company, the Bank or any of its Subsidiaries, but not including the transactions contemplated hereby); and (ii) each of the Company and the Bank agrees to jointly and severally indemnify and hold harmless Purchaser from and against any Losses with respect to Taxes of the Company, the Bank and the Subsidiaries for taxable periods or portions thereof ending on or prior to the Closing Date or Losses with respect to Benefit Plans in effect on or prior to the Closing Date.

(b)               Following the Closing, Purchaser agrees to indemnify and hold harmless each of the Company, the Bank and their respective Affiliates and each of their officers, directors, partners, members and employees, and each person who controls the Company and the Bank within the meaning of the Exchange Act and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all Losses arising out of or resulting from Purchaser’s breach of agreements or covenants made by Purchaser in this Agreement.

(c)                A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.4 unless and to the extent that the Indemnifying Party shall have been actually and materially prejudiced by the failure of such Indemnified Party to so notify such party.  Such notice shall describe in reasonable detail such claim.  In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would reasonably be expected to make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party (except that the Indemnifying Party shall only be liable for the legal fees and expenses of one law firm for all Indemnified Parties, taken together with respect to any single action or group of related actions).  If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall cooperate in the defense or prosecution of such claim.  Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.  The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold or delay its consent.  The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent (which shall not be unreasonably withheld or delayed), settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding.

(d)               The indemnity provided for in this Section 4.4 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud by any other party in connection with the transactions contemplated hereby.  No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any consequential or punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.

(e)                No investigation of the Company or the Bank by Purchaser, or by the Company or the Bank of Purchaser, whether prior to or after the date hereof, shall limit any Indemnified Party’s exercise of any right hereunder or be deemed to be a waiver of any such right.

(f)                Any indemnification payments pursuant to this Section 4.4 shall be treated as an adjustment to the Purchase Price for the Purchased Shares for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

4.5     Exchange Listing.  Upon receipt of the NASDAQ Approval, the Company shall promptly use its reasonable best efforts to cause the shares of Common Stock purchased hereunder and the Common Stock reserved for issuance upon the conversion of the Convertible Preferred Stock to be approved for listing on the NASDAQ or such other nationally recognized securities exchange on which the Common Stock may be listed, if any, subject to official notice of issuance and, solely with respect to the Common Stock reserved for issuance, upon receipt of the approval by the Company’s shareholders of the Shareholder Proposal, as promptly as practicable, and in any event before the Closing if permitted by the rules of the NASDAQ.

4.6     Registration Rights.  Prior to the Closing, the Company shall enter into the Registration Rights Agreement with Purchaser in a mutually acceptable form containing the terms described in Exhibit C (the “Registration Rights Agreement”).

4.7     Certificate of Determination.  The Company shall file the Certificate of Determination with the California Secretary, and the Certificate of Determination shall be in full force and effect as of the Closing Date.

4.8     Rights Offering.  As promptly as practicable following the Closing, and subject to compliance with all applicable law, including the Securities Act, the Company shall distribute to each holder of record of Common Stock, but not including any such holder to the extent such holder became such as a result of any transaction constituting part of the Recapitalization (each, a “Legacy Shareholder”), as of the close of business on the trading day immediately preceding the Closing Date (the “Record Date”) non-transferable rights (the “Rights”) to purchase Common Stock at a purchase price equal to $0.20 per share.  Each Legacy Shareholder shall receive one Right for each share of Common Stock held by such Legacy Shareholder on the Record Date.  The transactions described in the foregoing sentences, including the purchase and sale of shares of Common Stock upon the exercise of the Rights, shall be referred to herein as the

“Rights Offering.”  The Rights distributed in the Rights Offering will permit the Legacy Shareholders to purchase, in the aggregate, that number of shares of Common Stock that will, after giving effect to the transactions contemplated by this Agreement, including, without limitation, the issuance of the Purchased Shares, the Recapitalization, the conversion of the Convertible Preferred Stock and the issuance of shares of Common Stock purchased in the Rights Offering, represent twenty percent (20%) of the outstanding shares of Common Stock.  The Rights Offering will not contain any oversubscription round or a backstop by any shareholder (including Purchaser).  Completion of the Rights Offering will be conditioned upon the approval of the Shareholder Proposal by the Company’s shareholders.

ARTICLE V

TERMINATION

5.1     Termination.  This Agreement may be terminated prior to the Closing:

(a)                by mutual written agreement of the Company, the Bank and Purchaser;

(b)               by Purchaser, upon written notice to the Company and the Bank, or by the Company, upon written notice to Purchaser, in the event that the Closing Date does not occur on or before the date that is 180 calendar days from the date hereof; provided, however, that the respective rights to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure (or, in the case of the Company, the failure of the Bank) to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing Date to occur on or prior to such date;

(c)                by the Company or Purchaser, upon written notice to the other, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(d)               by Purchaser, if Purchaser or any of its Affiliates receives written notice from or is otherwise advised by a Governmental Entity that it will not grant (or intends to rescind or revoke if previously approved) any Required Approval or receives written notice from such Governmental Entity that it will not grant such Required Approval on the terms contemplated by this Agreement without imposing any Burdensome Condition, provided that, prior to terminating this Agreement, Purchaser shall have used reasonable efforts to obtain such Required Approval without the imposition of such Burdensome Condition;

(e)                by the Company, if neither the Company nor the Bank is in material breach of any of the terms of this Agreement, and there has been a breach of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that the condition set forth in Section 1.2(c)(3)(A) or (B) would not be satisfied and such breach is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by the Company to Purchaser;

(f)                by Purchaser, if Purchaser is not in material breach of any of the terms of this Agreement, and there has been a breach of any representation, warranty, covenant or agreement made by the Company or the Bank in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that the condition set forth in Section 1.2(c)(2)(A) or (B) would not be satisfied and such breach is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by Purchaser to the Company and the Bank; and

(g)        by Purchaser, if the Company or the Bank shall have breached the covenants contained in Section 3.4 hereof or the Company’s Board of Directors shall have recommended or publicly announced its intention to recommend any Acquisition Proposal in accordance with Section 3.4(c) of this Agreement.

5.2     Effects of Termination.  In the event of any termination of this Agreement as provided in Section 5.1, subject to Section 5.3, this Agreement (other than Section 3.2(b) and Articles V and VI, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for intentional breach of this Agreement.

5.3     Fees.

(a)                (1) If this Agreement is terminated pursuant to Section 5.1(g), (x) the Company and the Bank shall be jointly and severally obligated to pay to Purchaser an amount equal to the Expense Reimbursement (not to exceed $4,000,000) promptly, but in any event not later than two (2) business days, following the date of such termination and (y) if the Company and/or the Bank shall enter into a definitive agreement to effect, or consummates, an Acquisition Proposal within twelve months following such termination, the Company and the Bank shall be jointly and severally obligated to pay to Purchaser an amount equal to (i) 20% of the Termination Fee promptly, but in any event not later than two (2) business days, following the date of entry into such definitive agreement and (ii) 80% of the Termination Fee promptly, but in any event not later than two (2) business days, following the date such Acquisition Proposal is consummated.

(b)               If, after the date hereof, an Acquisition Proposal is made to the Company, the Bank, any Subsidiary, or the Company’s shareholders generally, or becomes public (including an Acquisition Proposal made prior to the date hereof) and thereafter this Agreement is terminated pursuant to Section 5.1(b) or (f) on the basis of a breach of a covenant or agreement made by the Company or the Bank in this Agreement, and within twelve months after such termination the Company and/or the Bank enters into a definitive agreement to effect, or consummates, an Acquisition Proposal, the Company and the Bank shall be jointly and severally obligated to pay to Purchaser an amount equal to (i) 20% of the Termination Fee promptly, but in any event not later than two (2) business days, following the date of entry into such definitive agreement and (ii) 80% of the Termination Fee promptly, but in any event not later than two (2) business days, following the date such Acquisition Proposal is consummated.

(c)                If this Agreement is terminated pursuant to Sections 5.1(f), the Company and the Bank shall be jointly and severally obligated to pay to Purchaser an amount equal to the Expense Reimbursement (not to exceed $4,000,000) promptly, but in any event not later than two (2) business days, following such termination.

(d)                “Termination Fee” means an amount in cash equal to twenty million dollars ($20,000,000), which Termination Fee shall be paid by wire transfer of immediately available funds to the account or accounts designated by Purchaser at the time specified in this Section 5.3.  To the extent not paid when due, any amount payable pursuant to this Section 5.3 shall accrue interest at a rate equal to eighteen percent (18%) per annum or, if lower, the maximum rate allowable by law.

(e)        Each of the Company, the Bank and Purchaser acknowledges that the agreements contained in this Section 5.3 are an integral part of the transactions contemplated by this Agreement.  In the event that the Company or the Bank shall fail to make any payment pursuant to this Section 5.3 when due, the Company and the Bank shall be jointly and severally obligated to reimburse Purchaser for all reasonable expenses actually incurred or accrued by Purchaser (including reasonable expenses of counsel) in connection with the collection under and enforcement of this Section 5.3.

(f)                Each of the Company, the Bank and Purchaser acknowledges that the Termination Fee shall not be the exclusive remedy for a breach of any of the provisions contained in this Agreement, and nothing contained herein shall limit the rights and remedies otherwise available to Purchaser in the event of a breach by the Company or the Bank of any of the provisions contained in this Agreement, including, without limitation, the remedy of specific performance.

ARTICLE VI

MISCELLANEOUS

6.1     Survival.  None of the representations and warranties set forth in this Agreement shall survive the Closing.  Except as otherwise provided herein, all covenants and agreements contained herein, other than those which by their terms are to be performed in whole or in part after the Closing Date, shall terminate as of the Closing Date.

6.2     Expenses.  Subject to Section 5.3 and that certain Due Diligence Expense Agreement, dated as of February 3, 2010, by and between Ford Financial Fund, L.P. and the Company (the “Expense Agreement”), each of the parties will bear and pay all other costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement; except that if the Closing occurs, the Company and the Bank shall jointly and severally be obligated to reimburse Purchaser, without duplication, for all of its reasonable out-of-pocket expenses incurred in connection with due diligence, the negotiation and preparation of this Agreement and undertaking of the transactions contemplated pursuant to this

Agreement (including all stamp and other Taxes payable with respect to the issuance of the Common Stock and the Convertible Preferred Stock, filing fees, fees and expenses of attorneys, consultants and accounting and financial advisers incurred by or on behalf of Purchaser or its Affiliates in connection with the transactions contemplated pursuant to this Agreement) (the “Expense Reimbursement”).

6.3     Amendment; Waiver.  No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.  No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.4     Counterparts and Facsimile.  For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement.  Executed signature pages to this Agreement may be delivered by facsimile or .pdf and such facsimiles or .pdfs will be deemed as sufficient as if actual signature pages had been delivered.

6.5     Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the Borough of Manhattan, State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby.

6.6     WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.7     Notices.  Any notice, request, instruction or other document to be given hereunder by any party to another will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a)                If to Purchaser to it at:

SB Acquisition Company LLC
200 Crescent Court, Suite 1350
Dallas, Texas 75201
Attn: Carl B. Webb
Telephone:  214-871-5183
Fax: 214-871-5199

with a copy to (which copy alone shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: William S. Rubenstein
          David C. Ingles
Telephone:  (212) 735-3000
Fax:  (212) 735-2000

(b)               If to the Company or the Bank:

Pacific Capital Bancorp
P.O. Box 60839
Santa Barbara, CA 93160-0839
Attn: George S. Leis
Telephone:  (805) 564-6405
Fax:  (805) 882-3856

with copies to (which copies alone shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attn:    Edward D. Herlihy
            Lawrence S. Makow
Telephone:  (212) 403-1000
Fax:  (212) 403-2000

and

Manatt, Phelps & Phillips, LLP
Park Tower
695 Town Center Drive, 14th Floor
Costa Mesa, California 92626
Attn:    Joshua A. Dean
Telephone:  (714) 371-2500
Fax:  (714) 371-2550

6.8     Entire Agreement, Assignment.  (a) This Agreement (including the Exhibits, Schedules and Disclosure Schedules hereto) constitutes the entire agreement, and except for the Confidentiality Agreement and the Expense Agreement, supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void); provided that Purchaser may assign its rights and obligations under this Agreement to any Person, but only if immediately after the Closing, SB Acquisition Company LLC and/or its Affiliates shall collectively own at least a majority of the pro forma outstanding Common Stock of the Company (assuming the conversion in full of the Convertible Preferred Stock); provided further, that no such assignment shall relieve Purchaser of its obligations hereunder.

6.9     Interpretation; Other Definitions.  Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time.  All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement.  In addition, the following terms are ascribed the following meanings:

(a)                the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise;

(b)               the word “or” is not exclusive;

(c)                the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”; and

(d)               the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(e)                “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or in the State of California generally are authorized or required by law or other governmental action to close;

(f)                “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(g)               a person shall be deemed to “beneficially own” any securities of which such person is considered to be a “beneficial owner” under Rule 13d-3 under the Exchange Act; and

(h)               to the “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of the “officers” (as such term is defined in Rule 3b-2 under the Exchange Act) of the Company.

6.10     Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

6.11     Severability.  If any provision of this Agreement or the application thereof to any person (including the officers and directors the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

6.12     No Third Party Beneficiaries.  Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto, any benefit, right or remedies, except that the provisions of Section 4.4 shall inure to the benefit of the persons referred to in that Section.

6.13     Time of Essence.  Time is of the essence in the performance of each and every term of this Agreement.

6.14     Certain Adjustments.  If the representations and warranties set forth in Section 2.2(b) shall not be true and correct as of the Closing Date, the number of shares of Common Stock and Convertible Preferred Stock to be purchased shall be, at Purchaser’s option, proportionately adjusted to provide Purchaser the same economic effect as contemplated by this Agreement in the absence of such failure to be true and correct.

6.15     Public Announcements.  Subject to each party’s disclosure obligations imposed by law or regulation or the rules of any stock exchange upon which its securities are listed, the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement, and none of the Company, the Bank or Purchaser will make any such news release or public disclosure without first consulting with the other two parties, and, in each case, also receiving the other’s consent (which shall not be unreasonably withheld or delayed) and each party shall coordinate with the party whose consent is required with respect to any such news release or public disclosure.

6.16     Specific Performance; Limitation on Damages.

(a)                The Company and the Bank agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with their specific terms.  It is accordingly agreed that Purchaser shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which Purchaser is entitled at law or equity.  Notwithstanding anything to the contrary herein, in no event shall Purchaser be responsible to the Company or the Bank for any consequential, special or punitive damages.

(b)               Notwithstanding anything to the contrary in this Agreement, the parties acknowledge that neither the Company nor the Bank shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Purchaser or any remedy to enforce specifically the terms and provisions of this Agreement.

[Remainder of Page Intentionally Left Blank]

                        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

PACIFIC CAPITAL BANCORP

By:   /s/ George S. Leis
       Name: George S. Leis
       Title: President and CEO

PACIFIC CAPITAL BANK, NATIONAL ASSOCIATION

By:   /s/ George S. Leis
       Name: George S. Leis
       Title: President and CEO

[Signature Page to Investment Agreement]

                        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

SB ACQUISITION COMPANY LLC

By: Ford Financial Fund, L.P.,
       Its Sole Member

By:  Ford Management, L.P.
       Its General Partner

By:  Ford Ultimate Management, LLC
       Its General Partner

       By:_/s/ Gerald J. Ford______                _____
           Name: Gerald J. Ford
           Title: Trustee of 2009 TCRT, its sole member

[Signature Page to Investment Agreement]